SECURITIES EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM SB-2
      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

               Commission file number___________

             CONTINENTAL CAPITAL & EQUITY CORPORATION
      (Exact name of registrant as specified in its charter)

                              7311
    (Primary Standard Industrial Classification Code Number)

                             Florida
                    (State of Incorporation)

                           59-3299963
              (I.R.S. Employer Identification No.)


     195 Wekiva Springs Road, #200, Longwood, Florida    32779
        (Address of principal executive offices)       (Zip Code)

                         (407) 682-2001
                       (Telephone number)


   Jim Schnorf, 195 Wekiva Springs Road, #200, Longwood, FL 32779
               (Name and Address of agent of service)

                         (407) 682-2001
                       (Telephone number)

     Approximate date of commencement of proposed sale to public:
 As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box /X/

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box /_/


                         Page 1 of 54 pages
                   Exhibit Index Begins on Page 56

Calculation of Registration Fee

Title of each     Amount to    Proposed    Proposed       Amount of
class of          be           maximum     maximum        registration
securities to     registered   offering    aggregate      fee
be registered                  price       offering
                               per         price(1)
                               share

Common Shares    2,000,000     $7.00       $14,000,000     $7,000.00

TOTAL            2,000,000     $7.00       $14,000,000     $7,000.00

(1)  Based on the proposed offering price of $7.00 per share.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

CROSS REFERENCE SHEET

     Pursuant to Item 501(b) of Regulation S-K and Rule 404(a) the following cross-reference sheet shows the location in the Prospectus of the information required to be included in response to Items of Form SB-2.

PART I  Item                                                Location

Item 1  Forepart of Registration Statement   Forepart of Registration Statement
        and Outside Front Cover Page of      and Outside Front Cover Page of
        Prospectus                           Prospectus

Item 2  Inside Front and Outside             Inside Front and Outside
        Back Cover Pages of                  Back Cover Pages of
        Prospectus                           Prospectus

Item 3  Summary Information, Risk            Summary, Risk Factors
        Factors and Ratio of
        Earnings to Fixed Charges

Item 4  Use of Proceeds                      Use of Proceeds

Item 5  Determination of Offering Price      Determination of Offering Price

Item 6  Dilution                             Dilution

Item 7  Selling Security Holders             None

Item 8  Plan of Distribution                 Plan of Distribution

Item 9  Legal Proceedings                    Legal Matters

Item 10 Directors, Executive                 Directors, Executive
        Officers, Promoters and              Officers, Promoters and
        Control Persons                      Control Persons

Item 11 Security Ownership of                Security Ownership of
        Certain Beneficial                   Certain Beneficial
        Ownership and Management             Ownership and Management

Item 12 Description of Securities            Description of Securities

Item 13 Interest of Named Experts            Not Applicable
        and Counsel

Item 14 Disclosure of Commission             Management - Indemnification of
        Position on Indemnification          Officers and Directors
        For Securities Act Liabilities

Item 15 Organization within Last             Business History
        Five Years

Item 16 Description of Business              Business History

Item 17 Management Discussion and            Management Discussion and
        Analysis of Operations               Analysis of Operations

Item 18 Description of Property              Business History

Item 19 Certain Relationships and            Certain Relationships and
        Related Party Transactions           Related Party Transactions

Item 20 Market for Common Equity             None
        and Related Stockholder
        Matters

Item 21 Executive Compensation               Executive Compensation

Item 22 Financial Statements                 Financial Statements

Item 23 Changes In and Disagreements         Changes In and Disagreements
        With Accountants                     With Accountants

PART II

Item 24 Indemnification of Officers          Indemnification
        and Directors

Item 25 Other Expenses of Issuance           Other Expenses of Offering
        and Distribution                     Registration and Distribution

Item 26 Recent Sales of                      Recent Sales of
        Unregistered Securities              Unregistered Securities

Item 27 Exhibits, Financial                  Exhibits, Financial
        Statements and Schedules             Statements and Schedules

Item 28 Undertakings                         Undertakings

Item 29 Financial Statements and             Financial Statements and
        Schedules                            Schedules

               CONTINENTAL CAPITAL & EQUITY CORPORATION

                  Two Million Shares of Common Stock

                           ($.01 par value)


     The offering price of $7.00 per Share is a price arbitrarily determined by the Company. Continental Capital & Equity Corporation is engaged in the Public Relations business for public companies.

             THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK

     This offering involves special risks concerning the Company, immediate substantial dilution from the public offering price, substantial competition, dependence upon management, continued control by present shareholders, possible market volatility of the share price, lack of any commitment to purchase shares, possible significant additional underwriting compensation through the sale of Warrants and possible dilution if the Warrants are exercised at their stated exercise price which may possibly be less than market price at date of exercise. (See "RISK FACTORS", "Dilution" and "Underwriting".)

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 Price to           Underwriting          Proceeds to
                 Public             Commissions           Company(3)
                                    (1)
Per Share        $7.00              $0.70                 $6.30

Total            $14,000,000        $1,400,000            $12,600,000
(Maximum)

      The offering is being made by the Selected Dealers on a "best efforts" 2,000,000 share all or none basis. All proceeds from the sale of the shares being offered will be promptly deposited in a non-interest bearing escrow account (subscribers residing in states requiring the payment of interest will be paid interest by the Company at passbook rates if the escrow does not close) at the AmSouth Bank, Orlando, Florida, (the "Escrow Agent"). Unless
at least $14,000,000 is on deposit in the escrow account within 60 days from the date of this Prospectus (which initial offering period may be extended for an additional period or periods of not more than 90 days in the aggregate by mutual consent of the Company and the Selected Dealers), the offering will be withdrawn and all funds will be returned promptly to subscribers by the
Escrow Agent without deduction therefrom.   A subscriber's payment tendered
to the Escrow Agent will not be returned to the subscriber until the offering period has expired or the offering has otherwise been terminated. Funds will be transmitted to the Escrow Agent for deposit in the escrow account no later than noon on the day following receipt by the Underwriter or participating dealer. (See "Underwriting".)

(1) Does not include a nonaccountable expense allowance of 3% ($420,000) of the aggregate proceeds realized from the sale of the shares offered hereby payable to the selected Dealers. See "Distribution" for information concerning the Company's agreement (a) to sell to the Selected Dealers warrants to purchase up to 200,000 shares of common stock exercisable at $8.40 per share; and (b) to indemnify the selected dealer against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

(2) Before deduction of expenses payable by the Company in connection with this offering, estimated at $500,000 for filing, printing, legal fees, accounting fees, Selected Dealers' accountable expense allowances and Blue
Sky expenses. The Company will pay approximately $500,000 toward these expenses.

      The Company is subject to the reporting requirements of Section
13(a) of the Exchange Act and in accordance therewith files reports and other information with the Securities and Exchange Commission. This information (including proxy and information statements filed pursuant to Sections 14(a) and 14(c) of the Exchange Act) may be inspected and copied at the office of Securities and Exchange Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such materials can be obtained from the Public Reference Section of the Securities and Exchange Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission and state the address of such site (http://www.sec.gov). The Company undertakes to provide, without charge, to any person to whom a Prospectus is delivered, upon oral or written request of such person, a copy of an any and all information if any, that has been incorporated by reference in the Prospectus. Such information can be obtained from 195 Wekiva Springs Road, Suite #200, Longwood, FL 32779 (407) 682-2001.

      THE SECURITIES DESCRIBED HEREIN ARE OFFERED BY CERTAIN SELECTED DEALERS AS AGENTS FOR THE COMPANY SUBJECT TO PRIOR SALE, WITHDRAWAL, CANCELLATION, OR MODIFICATION OF THE OFFERING, WITHOUT NOTICE, BY THE COMPANY OR THE UNDERWRITER. OFFERS TO PURCHASE AND CONFIRMATIONS OF SALES ISSUED BY THE SELECTED DEALERS ARE SUBJECT TO: (I) ACCEPTANCE BY THE COMPANY AND THE
SELECTED DEALER, (II) THE SALE OF THE MINIMUM NUMBER OF SHARES SPECIFIED HEREIN, (III) THE RELEASE AND DELIVERY OF THE PROCEEDS OF THIS OFFERING TO
THE COMPANY, (IV) THE DELIVERY OF THE SECURITIES AND THEIR ACCEPTANCE BY THE SELECTED DEALER, AND (V) THE RIGHT OF THE COMPANY AND THE SELECTED DEALERS TO REJECT ANY AND ALL OFFERS TO PURCHASE AND TO CANCEL ANY SALE AT ANY TIME, PRIOR TO THE PURCHASE PRICE BEING DELIVERED TO THE COMPANY IN EXCHANGE FOR DELIVERY TO THE SELECTED DEALER OF THE CERTIFICATE ISSUED FOR THE PURCHASE PRICE, EVEN AFTER A CONFIRMATION HAS BEEN ISSUED AND THE PURCHASE PRICE HAS BEEN PAID BY

THE RECIPIENT OF THE CONFIRMATION, IF SUCH SALE OR ITS COMPLETION, IN THE OPINION OF THE SELECTED DEALERS, VIOLATED OR VIOLATES FEDERAL OR STATE SECURITIES LAWS OR A RULE OR POLICY OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR
REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELECTED DEALER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES,
OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

     A SIGNIFICANT AMOUNT OF THE SECURITIES DESCRIBED HEREIN MAY BE SOLD TO CUSTOMERS OF THE SELECTED DEALERS. SUCH CUSTOMERS SUBSEQUENTLY MAY ENGAGE IN TRANSACTIONS FOR THE SALE OR PURCHASE OF SUCH SECURITIES THROUGH AND/OR WITH THE SELECTED DEALER. ALTHOUGH THEY HAVE NO LEGAL OBLIGATIONS TO DO SO, THE SELECTED DEALERS FROM TIME TO TIME MAY BECOME A MARKET MAKER AND OTHERWISE EFFECT TRANSACTIONS IN SUCH SECURITIES. THE SELECTED DEALERS, IF THEY PARTICIPATE IN THE MARKET, MAY BE A DOMINATING INFLUENCE IN THE MARKET FOR THE SECURITIES DESCRIBED HEREIN. THE PRICES AND LIQUIDITY OF THE SECURITIES MAY BE SIGNIFICANTLY AFFECTED BY THE DEGREE, IF ANY, OF THE SELECTED DEALERS' PARTICIPATION IN SUCH MARKET.

     OFFICERS, DIRECTORS AND AFFILIATES OF THE COMPANY MAY PURCHASE UP TO AN AGGREGATE AMOUNT OF 10% OF THE SECURITIES OFFERED HEREBY AT THE PUBLIC OFFERING PRICE. SUCH SECURITIES IF PURCHASED WILL BE PURCHASED FOR INVESTMENT AND NOT WITH THE INTENT OF RESALE EXCEPT IN COMPLIANCE WITH APPLICABLE LAW.

     IN ADDITION THE SELECTED DEALERS, AT THE REQUEST OF THE COMPANY, MAY SELL SHARES OFFERED HEREBY TO PERSONS DESIGNATED BY THE COMPANY, IF SUCH SALES MAY LEGALLY BE MADE. SUCH PERSONS HAVE NOT YET BEEN SPECIFICALLY IDENTIFIED BUT WOULD CONSIST OF FRIENDS AND BUSINESS ASSOCIATES OF MANAGEMENT.

                         PROSPECTUS SUMMARY


      The following summary is qualified in its entirety by the information and financial statements appearing elsewhere in this Prospectus.

The Company

      Continental Capital & Equity Corporation ("CCEC" or "the Company" hereafter), a Florida Corporation, incorporated in 1992, is a full service financial public relations firm, headquartered in Longwood, Florida. In February 1995 CCEC reincorporated to use "S" corporation tax status and continued business. The Company was established primarily to provide pro-active financial public relations strategies designed to enhance investment community awareness of publicly traded companies.

Use of Proceeds

      The Company intends to use the proceeds of this offering (net of underwriting commissions and offering expenses), assuming the maximum shares are sold at the price set by the Company of $7.00 per share, in the amounts and priorities as follows:

     Acquisitions                      $9,000,000
     Expansion of working capital
     and general corporate purposes    $2,000,000
     General and Administrative        $  600,000
     Television Production/Marketing   $  500,000

     Totals                           $12,100,000

(See "The Company" and "Use of Proceeds")


Risk Factors

     The Company has at various times since its inception in 1992 encountered substantial competition. Any potential purchaser of the shares should carefully review all "Risk Factors" section and the "Financial Statements" section herein.

The Offering

     The Company proposes to offer 2,000,000 shares of its common stock at the offering price of $7.00 per share as determined by the Company.
(See "Plan of Distribution" for information concerning the offering.)

Net Proceeds to the Company(1)

          Completed Offering                          $12,100,000

Common stock outstanding
prior to offering                                     4,000,000 shares

Common stock outstanding after
offering (2)                                          6,000,000 shares

Percentage of stock to be owned by Present Shareholder after offering
(2)(3)(4) - 67%

(1) Assumes the shares are sold at $7.00 per share, after payment of the commission to the Selected Dealers of 10% of the proceeds and the deduction of the offering costs of $500,000.

(2) Does not include up to 200,000 shares subject to employee incentive stock option/share plans which may initially be offered to directors, officers and employees of the Company. This plan has not been formally approved and adopted by the Company.

(3) Based upon 6,000,000 shares to be issued and outstanding after the sale of the total number of shares offered.

(4) These percentages assume that existing shareholders purchase no shares offered hereby. As of June 10, 1998, the Company had one record shareholder including nominees. An anticipated low trading volume of the Company's shares would make share price susceptible to substantial price swings should volume of any significant size and frequency occur in buying or selling of the Company's shares.

Summary Financial Information

      The following summary financial information should be read in conjunction with the financial statements of the Company and related notes included elsewhere in this Prospectus.

      Financial information for the year ended December 31, 1997 is compared to the year ended December 31, 1996.


                                December 31, 1997           December 31, 1996
Total Current Assets            $2,254,086                  $1,560,420
Other                              $31,992                     $39,612
Total Assets                    $2,286,078                  $1,600,032
Total Current Liabilities         $129,000                    $445,830
Total Shareholder's Equity      $2,157,078                  $1,154,202

                                       December 31, 1997     December 31, 1996

Total Revenues and Fees                       $5,608,722           $4,643,408
Total Cost of Revenues and Fees               $1,225,580           $1,439,836
Income From Operations                        $4,383,142           $3,203,572
General and Administrative Expenses           $3,205,119           $1,930,554
Total Other Income (Expenses)                   $559,414             $(16,085)
Net Income                                    $1,737,437           $1,256,933
Basic and Diluted Earnings Per Common Shares        $.43                 $.31
Weighted Average Number of Common
Shares Outstanding                             4,000,000            4,000,000
Net Income Prior to Pro Forma Adjustments     $1,737,437           $1,256,933
Pro Forma Provision For Income Taxes           $(506,500)           $(487,000)
Pro Forma Net Income                          $1,230,937             $769,933

      The following unaudited supplementary data presents net income per share for the fiscal year ended December 31, 1997 and the three months ended March 31, 1998 as adjusted to give effect to the proposed sale of common stock as if it had occurred on January 1, 1997, for the 1997 year, or January 1, 1998, for the three months ended March 31, 1998. The calculations assume a sale price of $7.00 per share if the offering of shares (2,000,000) is sold as of January 1, of the pro forma year, and no additional income or loss has occurred.

                                                    Period

                                       Dec. 31,1997            March 31, 1998
Net income before income
  taxes as reported                       $.43                        $.13
Adjustment to reflect
  income tax expense                      $.13                        $.06

Net income as adjusted                    $.30                        $.07

Weighted average common
  shares outstanding                 4,000,000                   4,000,000
Adjustment for the proposed
  sale of 2 million shares           2,000,000                   2,000,000
Number of common shares assumed
  to be outstanding, as adjusted     6,000,000                   6,000,000

Income per common share, as
  adjusted for pro-forma income
  tax expense                             $.30                        $.07

Income per common
  share, as adjusted to reflect
  proposed sale of 2,000,000 shares       $.20                        $.04

       The following unaudited supplementary data presents comparative summary financial information for the three months ended March 31, 1998 and 1997:


                                     1st Quarter 1997        1st Quarter 1998

Total Revenues & Fees                $1,059,789              $1,176,847

Total Cost of Revenues & Fees          $177,622                $109,409

Income From Operations                 $882,167              $1,067,438

General and Administrative Expenses    $633,358                $509,931

Total Other Income (Expenses)           $74,974               $(24,394)

"S" Corp. Net Income                   $323,783                $533,113
Basic and Diluted Earnings Per

Common Share                               $.08                    $.13

Weighted Average Number of
Common Shares Outstanding             4,000,000               4,000,000



(1) Gives effect to the sale of the offering of 2,000,000 shares offered hereby at the offering price of $7.00 per share and the receipt and application of the net proceeds of the offering by the Company without giving effect to the exercise, if any, of the Selected Dealers' Warrants for up to 200,000 shares. (See "Use of Proceeds").


                       COMPANY

Previous History

      The original company was founded September 1, 1992, and commenced acting as a financial publishing company for public companies. In 1995, the company was reincorporated and the predecessor conveyed all of its assets, name and business to a newly formed company solely owned by John Manion to use "S" corporation tax status. The new company assumed the name Continental Capital & Equity Corporation.

(b)  BUSINESS OF ISSUER

General Information

     Continental Capital & Equity Corporation ("CCEC"), a Florida Corporation, originally incorporated 1992 in Florida, is a full service financial public
relations firm, headquartered in Longwood, Florida.   The Company was
established primarily to provide pro-active financial public relations strategies designed to enhance market exposure for public companies.

     CCEC initially introduced a single proprietary product, a direct mail piece entitled Inside Wall Street. Each issue of Inside Wall Street features one public company and is designed to generate investor inquiries via a

24-hour, toll- free number and a pre-paid business reply  card. Upon
receipt, all  investor responses   are immediately  captured in  CCEC's data
bank, categorized, and each respective respondent is mailed a Corporate
Profile, which spotlights the fundamentals of the featured company.   The
names of these potential shareholders are then forwarded to stockbrokers with interest in the client company's industry and who have geographic proximity to the respondent. These stockbrokers have been familiarized with CCEC's client company. Through follow-up and proprietary tracking methods, CCEC is capable of quantifying results and delivering tangible evidence of lead conversions, retail market buying activity, institutional involvement, and unsolicited order flow, the latter which often occurs in discount brokerage houses.

      Average response rates for successful national direct mail campaigns are typically in the 1% to 1.5% range, yet Inside Wall Street has generated regular average returns of approximately 4%. CCEC experienced response rates of over 7% on two of its campaigns of 1997. This significant rate of response is due to CCEC's ability to target and identify specific groups of investors who have demonstrated a previous interest in the small and micro-cap arenas.

      In January of 1996, CCEC entered cyber space with the creation of its web site, www.insidewallstreet.com. The web site provided CCEC with another tool to increase the investor awareness of CCEC's publicly traded clients. Achieving nearly 20,000 hits per month in the first year, the site currently enjoys approximately 750,000 hits per month. The www.insidewallstreet
 .com web site has also attracted the interest of major "advertisers" including IBM, Charles Schwab Chase Manhattan, VISA, Investors Business
Daily and many others. CCEC anticipates the further integration of such technology into client campaigns in the future, and the Company believes this strategy will lead to enhanced revenue opportunities.

      Recognizing that communication with a network of retail stockbrokers is crucial to the success of every campaign, CCEC established its broker relations department in January 1997. This internal organization initiates a significant number of telephone calls per day to stockbrokers around the world. The broker relations department also ships due diligence packages to brokers, traders, analysts and institutional fund managers. The broker relations department plays a key role in enhancing broad retail participation and sizeable position taking in the common stock of various featured clients. Activities of the broker relations department are constantly monitored with results verified and captured in sophisticated tracking systems. Results are then analyzed and conveyed to the client in professional reports - both at interim periods and at the campaign's close.

      In addition, CCEC continues to perform many other services for its clients including writing and distributing press releases, coordinating "road shows" and broker due diligence meetings, showcasing companies at financial seminars, expos and trade shows, disseminating information via fax broadcasting, effecting media coverage in trade and financial publications, financial radio and television, and introducing its clients to interested market makers and retail brokerage firms.

      CCEC also has the ability to build corporate web sites for clients, produce annual reports, introduce debt and equity financiers to clients seeking funding sources, identify and evaluate prospective merger and acquisition candidates for clients, and assist with the overall implementation of client companies' business plans.

Current Business Operations

     1997 was the highest revenue and investment income producing year in its history, with total realization of approximately $6.2 million, including gains on sales of investments, resulting in pre-tax profits of approximately $1.7 million. The clientele which CCEC is now attracting is evolving to reflect more high cap companies trading on the AMEX and NASDAQ-NMS exchanges who are seeking both retail and institutional participation. To service its clients, CCEC is comprised of the following operating departments:

Corporate Sales

       CCEC's current sales staff of nine individuals has responsibility for identifying, negotiating, and coordinating all sales and marketing efforts for the company.

      CCEC's corporate sales staff evaluates fundamental and technical issues associated with a prospective client, with the goal being to identify obstacles to the client achieving specific market objectives. Upon the completion of this step, the sales-person proposes and implements a customized marketing plan designed to achieve the targeted objectives for the client. CCEC's campaigns may take into consideration raising capital via introductions to reputable investment banking contacts, evaluating potential merger/acquisition candidates, increasing market awareness through broader retail participation, and the achievement of greater awareness of the client company in the investment community as a whole through comprehensive Inside Wall Street direct mail and tele-marketing campaigns. The CCEC corporate sales representative's goal is to become a strategic partner of the client company.

Market Access Management Group

      CCEC recently commenced the operations of the Market Access Program, designed to provide higher cap companies with increased market exposure. CCEC's Market Access Program involves primarily analysts, institutions, fund
managers, and industry oriented media.   Contracts are long term (usually
24 months). CCEC believes that the Market Access Program represents a logical integration of traditional financial public relations and pro-active marketing strategies. By focusing on key relationships with broker dealers, the financial media, institutions, and analysts, CCEC believes its MAP representatives will be able to build additional critical relationships with market allies on behalf of their client companies.

Consulting Services

      Another revenue source was created by CCEC's ability to consult in recapitalizations for its clients. In most cases, CCEC representatives refer their clients to funders who wish to have an active participation in private placements, debt offerings, convertible debentures, or in
preferred stock purchases.   CCEC is typically paid a consulting fee for
its services in structuring the recapitalization. CCEC often is then employed as the financial public relations company for the client in
question.   Equity funders have also become a considerable source of referral business for CCEC, as they often insist that a financial public relations campaign be in place prior, during and after an equity placement.

      CCEC has also been strategically involved in a number of mergers and acquisitions. These opportunities often occur because CCEC keeps active files on clients which do not meet CCEC's criteria for representation.
These candidates may lack key management, working capital, product development, or sufficient market penetration. However, when merged with or acquired by another CCEC client or prospective client, the goals of all parties involved can often be achieved.

Technology and Production

      In addition to the revenues generated directly from the traditional sales campaign, CCEC continues to develop other potential sources of revenue. The CCEC Technology and Production Department (TPD) is responsible for creating all the printed materials incorporated in CCEC's direct mail campaigns, as well as creating and maintaining all CCEC web sites. With experience on the world wide web and in color printing and graphics, the TPD has also created revenue for CCEC by producing materials for CCEC's clients. These materials include corporate literature, development of company web sites, and complete production of direct mail packages for non-investor use.

      TPD has set its sights on capturing a percentage of the web site development and maintenance work which is prevalent amongst CCEC's current clientele, as well as other public companies. These services will emulate those which TPD already performs for CCEC including the following:

     www.insidewallstreet.com
     - with nearly 750,000 hits each month, www.insidewallstreet.com is proving to be a significant part of many Inside Wall Street direct marketing campaigns. Features on this site are designed to provide a wide range of resources for the potential investor. In addition to offering the "Inside Wall Street" direct marketing piece online, the site gives potential investors immediate access to fact sheets, stock quotes, press releases, EDGAR filings, conference call transcripts, and e-mail updates. The site also functions to generate a significant quantity of investor leads for dissemination to the brokerage community.

      www.insidewallstreet.com also features specialty areas of interest including Hot Stock of the Week, direct or hyper links to other financial-oriented sites, and reprinted commentary from industry analysts. Further, the site supports sufficient traffic such that CCEC has been able to sell banner advertising to major companies like IBM, VISA, Chase Manhattan and Charles Schwab. www.insidewallstreet.com has also entered into revenue-sharing relationships with companies like Investors Business Daily.

     www.brokerdata.com
     - this site provides brokers with instant access to "fast fact sheets", corporate profiles, and other relevant data on CCEC's client companies. Designed with limited graphics which typically slow down loading time, brokers can gather information rapidly and "hands free," thus providing a tool to help increase the effectiveness of their pre-sentations and closing ratios. In 1998, CCEC expects to introduce new and innovative tools on this site expressly for the stockbrokers, including advanced industry education opportunities, Regional Investment Banking association conference schedules, and other relevant industry information.

     www.smallcapfinancial.com
     - designed as a "proving ground" for new and innovative Internet applications, smcp.com is a tool for delivering information to the investment community. Specifically, this site provides the means to test and qualify such applications as "real audio" conferences with client company executives, as well as live stock quotes. Once these functions are sufficiently tested and proven, they will be introduced on the www.insidewallstreet.com site. In 1998, CCEC may also consider utilizing this site to generate an alternate source of revenue by permitting financial newsletter writers and other financial public relations firms to purchase space on the site for shared revenue opportunities.

     www.prpower.com
     - this site represents CCEC's "store front" on the web. It allows potential clients to explore the services offered by CCEC, as well as the ability to contact the company directly via e-mail, phone, fax, or mail.

     Technology personnel within TPD are capable of creating and maintaining corporate web sites for client companies, producing CD-Rom versions of annual reports or other corporate presentations, and creating interactive sales tools for clients which incorporate slide show presentations, live video and audio spots, and computer generated images. Collectively, these capabilities represent additional revenue and profit potential for CCEC in 1998 and beyond. CCEC intends to exploit these opportunities through an aggressive sales and marketing program targeting both CCEC's client and other organizations seeking electronic support services.

Management Information Systems

      CCEC mail campaigns, radio programs, television commercials and Internet pages are designed to create investor responses. The names, addresses and phone numbers of investors which are generated by these media campaigns are managed in CCEC's proprietary database. The names are categorized, profiled, and verified for accuracy, assuring that users of these names will receive 98% guaranteed accuracy and deliverable addressees. CCEC has invested in customized, proprietary software systems which are capable of consolidating relevant geographic, demographic and psychographic criteria associated with each captured name, be it an individual investor or retail stockbroker.

       CCEC's Management Information Systems (MIS) department also plays a key role in assisting the sales function as it is responsible for the marketing and fulfillment of specialty list orders from major direct mail users including the Republican National Party, Forbes, MBNA National Bank, Investor Business Daily, The Wall Street Journal, USA Today and other clients. The result of involving the MIS Department in sales of the Company's lists is a savings of nearly $90,000 in annual costs and the potential to generate additional revenues.

Operations Department

       The Operations Department has the responsibility of supervising all aspects of production, lead distribution, and back-end analysis of each Inside Wall Street campaign, in addition to providing general sales support. Serving as the central point of activity on each campaign, this department remains in constant communication with each client company, coordinating all copywriting, editing, creative and production issues, writing and disseminating press releases, tracking and monitoring broker performance and overall campaign results, cultivating and overseeing relationships with commercial vendors and service providers, and serving as the primary liaison between all internal divisions.

Broker Relations Department

      CCEC's Broker Relations Department initiates a significant number of calls per day and sends substantial quantities of due diligence packages to brokers, traders, analysts and institutional fund managers in an effort to stimulate interest on behalf of each client company. It is this department which is responsible for attracting new market makers, initiating broad retail participation, and coordinating sizable position-taking in each featured client's stock. Additionally, the Broker Relations Department generates a significant number of leads from the brokerage community. These leads are given to the CCEC Corporate Sales Staff and, at times, result in a Financial Public Relations Agreement being signed.

Financial Consulting Team

       Led by CCEC's Chairman of the Board, the Financial Consulting
Team was created to advise the management of both publicly listed and privately held corporations seeking assistance with sophisticated or complex corporate objectives, i.e. shell acquisition, mergers/acquisitions, specialized funding situations, restructuring considerations, investment banking introductions and other related matters. Fees associated with financial consulting services depend wholly on the objective(s) to be achieved and may include compensation payable in monthly retainer fees, cash,
restricted shares, or a combination of all the above.   This area has the
potential to become one of the fastest growing segments of CCEC's business. The Financial Consulting Team consists of John Manion
(President), Jim Schnorf (Chief Operating Officer/Chief Financial Officer), and Michael Manion (Director of Financial Consulting Services).

              Management and Operations

Business Plan

     The primary goal of Continental Capital & Equity Corporation is to become a widely respected financial public relations firm for public companies. There are a number of steps that appear to be clearly defined as the Company strives for the attainment of that goal. These include but are not limited to the following:

          *     Creation or acquisition of a financial television program;

          * Acquisition of competitive and profitable financial public relations firms;

          *     Acquisition of profitable and synergistic businesses; and

          * Continued recruitment and technical training of middle and upper management.


Mission Statement

      Continental Capital & Equity Corporation's mission is to maximize market liquidity and sponsorship for our clients. CCEC is committed to results with integrity, and to bridging the information gap between publicly traded companies, investors and the brokerage industry.

Television Joint Venture

       On April 16, 1998, Capital MediaPartners, Inc., a corporation controlled by John Manion, President of CCEC, entered into a joint venture agreement with Inside Wall Street, Inc., a Florida based corporation not affiliated with the Registrant which has developed a concept for a thirty minute, nationally broadcast television news show to be aired weekly. This joint venture known as Madison & Wall Partners will provide CCEC with an additional product for its clients that management believes will be complimentary and synergistic to the Company's existing services. CCEC believes that this additional service will attract new clients, some of which will likely retain CCEC for financial public relations services. Pending the outcome of the CCEC's public offering and the success of this joint venture, CCEC may contemplate the acquisition of the partnership interest ofInside Wall Street, Inc. and/or Capital Media Partners, Inc. in this venture.

      The show will be hosted by Bob Berkowitz, an emmy winning television anchor person. Each segment is planned to consist of three client companies, providing each company with approximately six to seven minutes of air time for the respective company's chief executive officer (or other executive level personnel) to describe the company and its business to the investment community.

      The first client for the joint venture was signed June 16, 1998. It is anticipated that the standard agreement will yield revenues of approximately $90,000 per client ($270,000 per show).

      Certain CCEC resources will be utilized in the development of the joint venture, including the services of CCEC's technology area. CCEC anticipates the joint venture will assign revenues to CCEC in reasonable proportion to the resources that CCEC commits to the venture. A website, www.madisonwall.com, is being designed to integrate with the joint venture. It is anticipated that each show will be digitized and accessible on the Internet for a period of up to sixty days after the air date.

Consolidation of Highly Fragmented Financial Public Relations Industry CCEC
is considered a "non- traditional" financial public relations firm.  There are many other firms which also fall under this broad classification,
throughout the United States and abroad.   Conversely, there are scores of other
financial public relations firms which prefer using a more "traditional" approach to generating investor awareness for their clients. This traditional approach provides for the dissemination of corporate press announcements through wire services, the fulfillment of requests for investor kits, and the arranging of tele-conferences and on-site broker due diligence meetings in select cities. A few of these firms also specialize in the design and production of quarterly reports and annual reports for their clients.

      In many cases, a public company will hire a "traditional" firm in conjunction with CCEC or immediately following one of CCEC's direct marketing campaigns. The costs associated with traditional financial public relations typically average between $50,000 and $100,000 each year plus expenses, as compared to a typical fee of approximately $250,000 charged by CCEC for a 6-8 month comprehensive Inside Wall Street direct marketing campaign.

      Believing that CCEC had the necessary infrastructure in place to compete in the delivery of more "traditional" services, and thus capture additional marketshare in the "traditional" financial public relations segment, CCEC launched the Market Access Program in November, 1997.

      CCEC management has begun pursuing acquisition candidates currently operating within the traditional financial public relations arena. Potential acquisitions must fulfill a number of strategic and synergistic criteria including location, existing infrastructure, industry experience, quality of current clientele, management, and revenue and earnings growth potential.

      CCEC desires to establish a New York City satellite office, in part to pursue primary acquisition targets geographically headquartered where most of the world's trading activity takes place. Secondary markets where CCEC believes that a branch office may prove advantageous include Chicago or Minneapolis and Los Angeles or San Francisco. Preliminary discussions with certain qualified candidates in these markets have been initiated.

     CCEC's management believes there are a significant number of small financial public relations firms which make impressive impacts on the investment community via specific niche selection. CCEC believes that significant synergy can be amassed by integrating the resources of CCEC and select firms within the industry.

Vertical Integration of Complimentary Services

      Although CCEC's management places less emphasis on this segment of its business plan, vertical integration of complimentary and synergistic services makes fiscal sense to the long term growth of CCEC. CCEC is one of the largest accounts of a regional printing company located in Orlando, Florida. CCEC's Chairman is also knowledgeable in the printing industry. An appropriate acquisition could provide CCEC with a pricing advantage over competitors - especially in view of the fact that CCEC intends to enter annual report printing and distribution, a market which is estimated at $3 billion per year. The ability to print annual reports as well as Inside Wall Street direct mail pieces and corporate profiles at lower costs while creating increased revenues for the printing company could serve to enhance CCEC's competitive advantages.

      CCEC also believes that the acquisition of a reputable advertising agency would help CCEC introduce new disciplines to its clients. Having a full service ad agency on board could promote greater creativity to the design elements of annual reports, direct mail pieces, and corporate brochures. In addition, as ad agencies are large print buyers, such an acquisition might further enhance the desired acquisition of a printing company.

The Investor Relations Industry

      The financial public relations industry is growing at a rate that is proportionate to the growth in the number of publicly traded companies. In 1992, when CCEC commenced operations as a financial public relations company, there were approximately 7,000 publicly traded companies in the United States. By 1997, that number had more than doubled to approximately 15,000.

      According to a 1996 survey conducted by the National Investor Relations Institute (NIRI), the average publicly traded company has an annual investor relations budget of $459,000. Larger blue chip companies spend on average over $850,000 on their annual investor relations budgets. The NIRI also estimates that the total investor relations industry exceeded $7.5 Billion in 1996. This figure does not include expenditures such as stock market fees, allocated department overhead, and the estimated $3 Billion per year that is spent on annual reports.

      Major Companies have entire financial public relations departments whose primary responsibility is to stimulate broad interest and participation in the corporation's securities. While these larger firms compete for mutual fund dollars, pension plan investments, and large institutional money, lesser firms are forced to vie for the attention of retail broker dealers and small cap growth funds. This competition frequently requires the smaller firms to participate in "road shows". CCEC believes there is a better way. By maintaining relationships with a large number of brokers all over the world, CCEC is often able to match publicly traded clients with the brokers who are
most likely to appreciate that respective client's attributes.   CCEC
believes this noninvasive method provides a more attractive mechanism for client companies.
                               15

"Small Cap" Stock Market Trends

      The investment community has historically favored blue chip stocks over the small cap issues, even though, in many instances, these smaller companies may offer investors greater potential for significant growth and capital appreciation. One reason is the limited amount of media coverage which is afforded these emerging growth companies. A lack of media exposure makes it extremely difficult for small companies to communicate their messages to individual investors. There are thousands of these smaller issuers
competing for the same investor dollar.   Even more interesting is Wall
Street's definition of small cap. While it varies substantially, the general consensus seems to be that "small cap" refers to companies with less than a $500 million market cap. Those with less than a $100 million market cap are considered "micro-cap".

      There are a number of publicly traded companies that are successfully competing for the small cap dollar. On the Nasdaq National Market System (NMS) the 100 most actively traded stocks, representing approximately 4% of the total number of NMS companies, accounted for nearly 37% of the total trading volume in 1997. The situation is even more dramatic on the Nasdaq small cap exchange where the top 100 issues, approximately 5% of the total, accounted for well over 44% of the trading volume. The top issuers on NASDAQ-NMS had average daily trading volumes of 1.7 million, and the top issuers on the small cap had average daily trading volume of 200,000 shares. The balance of Nasdaq companies had comparable average figures of 70,000 on NMS and 15,000
on Small  Cap.   Poor liquidity can limit the future prospects of companies for fundings, acquisitions, internal growth and expansion.

    CCEC believes it comprehends the problems associated with competing in the small cap arena and has established comprehensive marketing programs to bring lesser known companies to the fore- front of the investment community. CCEC's approach is to educate and inform the investment community as a whole about the attributes of client companies.

CCEC's Market Niche

      The public companies which are generally the most attractive to CCEC are those with annual revenues over $10 million, but generally less than $100 million. Another criteria CCEC utilizes in selecting clients is to find those that appear to be undiscovered by the investment community. CCEC looks for companies where the competition may be trading at considerably higher multiples or situations where prospective clients are experiencing low trading volumes, in particularthose circumstances where CCEC believes the client's underwriters have failed to provide substantial after-market support.

     CCEC believes that companies which fit these size requirements offer a more appropriate opportunity for reward relative to risk. CCEC believes that once a company generates annual sales of $10 million or more, it generally has the infrastructure in place so it does not experience the level of growing pains often experienced by smaller firms. In addition, larger firms have the ability to grow more quickly due to greater borrowing capacities and more robust capital structures.

      Principal products or services and their markets. The Company offers financial public relations services, primarily to public companies in the U.S.

      Distribution methods of the products or services. The Company presently has one office and nine sales personnel to offer its services to the public.

      Status of any publicly announced new product or service. All services announced are in usage by the Company for clients (see "Television" on page 14).

      Competition, business conditions and the small business issuer's competitive position in the industry and methods of competition. Registrant is a mid-sized participant among the firms which engage in the same line of business (public relations for public companies). A number of Registrant's competitors may have greater financial and personnel resources and may possess greater technical expertise than the Registrant. Registrant has encountered, and will continue to encounter, substantial competition from Registrant's competitors.

Customer, sales, Markets and Marketing

     The company markets and sells its services primarily to growth stage, publilcly traded companies which trade on United States based exchanges and the over the counter market.

     The following tables reflect an analysis of the Company's sales according to different categories:

                  SALES TO FOREIGN CUSTOMERS

                         Foreign        % of Total Sales

None                     0              0

          SALES TO CUSTOMERS IN EXCESS OF 10% OF SALES

Customer         Amount       % of Total Sales      Number of Customers

None             0            0                     0

Competition

     Registrant is a mid-sized participant amoung the firms which engage in the same line of business (financial public relations) which Registrant has chosen as its principal area of business concetration. Some of Registrant's competitors are companies with greater financial and personnel resources than the Registrant. The management experiance of Registrant's officers and directors are extensive in the financial public relations industry and Registrant has encountered, and will continue to encounter, substantial competition in the public relations industry.

Employees

     Number of total employees and number of full-time employees. Registrant at March 31, 1998, employed approximately thirty (30) full-time persons in its offices in the Orlando, Florida metro area.

      Need for any govrnement approval of principal products or services. If government approval is necessary and the small business issuer has not yet received that approval, discuss the status of the approval within the government approval process. No governnmental approval is necessary for the company's products or services.

     Effect of existing or probable governmental regulations on the business.

     The Securities and Exchange Commission and the national stock exchanges have existing rules and regulations and may enact new regulations relating to the business of Registrant. To the extent such regulations are more restrictive, the business of registrant may be adversely affected due to costs or difficulties in compliance with such regulations.

Property and Equipment

     The Registrant's executive offices, currently comprised of approximately 5,600 square feet, are located at 195 Wekiva Springs Road, Suite #200, Longwood, FL 32779. These offices are leased from Greystone Venture, a commercial real estate entity owned by the Company's Chairman, John Manion, and his wife Lisa at a base rent of $7,000 per month plus an operating expense assessment, with the total current monthly lease payments being approximately $10,000 per month. The lease runs through February 2003.

      Dependence on one or a few major customers. Registrant is dependent primarily on public companies for its clientele. The Registrant's customer base is diverse, and Registrant is not dependent on any particular customer for a material percentage of its revenues.

      Patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts, including duration. The Company currently has no patents, trademarks or licenses.

      Need for any government approval of principal products or services. No government approval of principal products or services is necessary.

      Effect of existing or probable governmental regulations on the business. Registrant intends to concentrate its immediate efforts in financial public relations. The effect of governmental regulations on its business should not cause Registrant to incur any delays in continuing operations, however changes in regulations may require adjustments at expense to the Company.

      Research and development activities. Registrant does not intend to engage in any research and development activities.

     Number of total employees and number of fulltime employees.
Registrant employs approximately thirty (30) full time staff persons in its offices in Longwood, Florida including officers. The Company has sales personnel all of whom are considered fulltime employees.

Real Property

      The Company owns no real property. It does lease office space from its principal John Manion. (See "Certain Transactions").

Legal Proceedings

     The Company, in the normal course of business, is engaged in lawsuits, as a plaintiff or defendant, involving matters such as compensation disputes, employment matters, contract disputes and other matters related to its business. Management believes that none of the lawsuits presently pending will have a material adverse impact upon the Company.

Submission of Matters to a Vote of Security Holders. No matters have been submitted to security holders in the past year.

              RISK FACTORS

     The securities being offered hereby involve a high degree of risk. Prospective investors, prior to making an investment, should carefully read this entire prospectus and consider, among other things, the following risks and speculative factors inherent in and affecting the business of the
Company:

1.   Company History

     The Company was organized as a corporation in 1992, and has engaged in active financial public relations business since inception. Long-term operating results which might enablea prospective investor to evaluate the future prospects of the Company are limited and not assured in any way.
All risks inherent in an operating corporate business in a competitive environment are present in the Company's business.

2.    Management

      Experience of management is generally limited to management within the public relations industry as detailed in the Management section. (See "Management".) The Company's Chairman has been engaged in the Company business since 1992.

     Dependence on Key Employees

     The Company's chairman, John Manion and certain of the Company Management staff have extensive experience in the Company's business.
The Company's future success will depend on the contributions of Management.

      The officers and employee/directors of the Company will devote full time to its business affairs but may have other investment interests.

      The Company has not obtained key man life insurance on any of its officers or directors. Notwithstanding the combined experience and time commitment of management, loss of the services of any of these individuals could adversely affect development of the Company's business.

3.    Dilution

      The Company may issue additional shares to finance its future capital and operations requirements and for acquisitions of other companies to consolidate into its operations. Any such issuance will reduce the present percent of ownership of previous investors (see "Risk Factor - Control") and may result in additional dilution to investors purchasing shares from this offering.

4.   Nature of Public Relations Business

     The Company's business is speculative, involves the commitment of operating capital, and exposes the Company to potentially substantial losses in the event the company is unsuccessful in continuing to contract with new clients. In addition, the Company will be in direct competition with other organizations which may be significantly better financed and staffed than the Company.

5.   General Economic and Other Conditions

     The Company's business may be adversely affected from time to time by such matters as changes in general economic and industrial conditions as they exist in the United States, changes in government policy, stock market fluctuations, recessions and other factors of a general nature.

6.   Absence of Dividends

     The Company does not have a policy for paying dividends, and it is currently anticipated that no cash dividends will be paid in the immediate
future.   Any future decision to pay  cash dividends will be made on the basis of earnings, alternative needs for funds, and other conditions existing at the time.

7.   Control

     More than fifty percent (50%) of the total number of authorized shares of the Company will remain unissued if all the shares offered hereby are sold
and warrants are exercised.   John Manion, President of CCEC, will also
retain controlling interest in the Company after the offering. The board of directors has the power to issue such shares without shareholder approval. The issuance of any such shares to persons other than the existing shareholders would reduce the amount of control held by the shareholders following this offering. There are presently no commitments, contracts, or intentions to issue any additional shares to any other persons. The Company may issue stock to acquire other companies complimentary to its business, and, if opportunities become available which can best be obtained by issuing shares of the Company's stock, the Company will consider the issuance of its shares for such opportunities. In the event that any such shares are issued, the proportionate ownership and voting power of every other shareholder will be reduced.

8.    Competition

     The Company will be required to compete with multiple entities which are larger, and which have greater resources than the Company. Operating losses could result from the effect of such competition.

9.   Lack of Diversification.

     The Company's activities will be limited to its stated business of financial public relations for public companies and services associated with and enhancing its core business. To the extent this lack of diversification into other businesses increases its susceptibility to market downturns, the Company will be at greater risk than a more diversified company.

10.  Regulation

    The Company competes in a regulatory environment, and is therefore potentially subject to fines, penalties, and restrictions on certain of its activities.

     The Company presently accepts, in a number of circumstances, partial payment in the form of shares of stock and/or options in its client companies. If the SEC was to restrict or prohibit such activities, the Company could potentially be adversely affected if the Company is unable to implement an alternative to this type of compensation arrangement.







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                                22

                RISK FACTORS RELATING TO OFFERING

1.   Disproportionate Risk

     Immediate Substantial Dilution of Purchasers' Investments.

The Officers, Directors and present shareholders of the Company have acquired their stock in the Company at a cost less than that which the investors purchasing pursuant to this prospectus will pay for their stock holdings. Therefore, new investors will bear most of the risk of loss, while control of the Company will remain in the hands of the present shareholders. Further, assuming the shares offered hereby are sold, an investment in the common stock of the Company by the purchaser will result in an immediate substantial dilution (approximately $4.54 per share or approximately 65%) of the net tangible book value of the common stock from the offering price which the purchasers will have paid for their shares.

2.   Nature of Offering

     Arbitrary Offering Price: The offering price of Seven Dollars, ($7.00) per Share has been arbitrarily determined and bears no relationship to book value, par value or any other established criterion of value.

      Market For Shares: There is no market for the Company's shares on the NASDAQ Electronic (OTC) Bulletin Board or otherwise and no assurance can be made that a market will ever develop after this offering is concluded. The Company will seek listing on NASDAQ-NMS concurrent with the completion of the offering.

      Best Efforts Offering: The Shares are offered and shall be sold on a "best efforts, all or none" basis by the issuer, 2,000,000 shares at $7.00 per share.

      No one has made any commitment to purchase or take down any shares. There is no assurance that all or any of the offered shares will be sold or that any proceeds will be available to accomplish the Company's proposed program as herein described. (See "Plan of Distribution".)

3. Speculative Nature of Investment. Due to the speculative nature of the Company's business, it is possible that the investment in the shares offered hereby will result in a total loss to the investor. Investors should be able to financially bear the loss of their entire investment. Investment should, therefore, be limited to that portion of discretionary funds not needed for normal living purposes or for reserves for disability and retirement.

4.    Significant competition.   Potential investors should be made aware of
the difficulties which may be encountered by any company in the financial public relations business, especially in view of the intense competition from existing and more established businesses, who are also seeking to expand market share. If the Company's plans prove to be unsuccessful, the stockholders may lose all or a substantial part of their investment.

5. No Assurance of Public Market for Securities. Prior to this offering there has been no public market for the common stock of the Company and there can be no assurance that a trading market will develop at the conclusion of this offering, or even if such a trading market should develop that the shares may be resold at their original offering price or near the offering price. Any market for the common stock of the Company that may develop may be substantially limited.

6. No Underwriter. The Shares are being offered by the Company and selected dealers on a 2,000,000 Shares, "best efforts, all or none" basis. The Company has not retained an underwriter to assist in offering the Shares. The officers and directors of the Company have no experience in the offer and sale of securities on behalf of an issuer and, the Shares may not all be sold even with the assistance of selected broker-dealers. There is no assurance the Company and selected broker-dealers are capable of selling all, or any, of the Shares offered.

7. Burden to Public Investors. The financial risk of the Company's proposed activities will be borne primarily by the public investors, who, upon completion of this offering, will have contributed the significant portion of the Company's capital.

8. Additional Financing May Be Required. Although the Company believes that the funds raised in this offering will be sufficient for its needs, the conduct of the Company's business may require availability of additional funds. The Company may encounter difficulty in obtaining these funds. Moreover, even if financing were to become available, it is possible that the cost of such funds would be high and possibly prohibitive.

9. No Dividend Policy and None Anticipated. The Company does not have a formal dividend policy nor does it contemplate or anticipate paying any dividends upon its common stock in the immediate future.

10. No Commitment to Purchase Shares. No entity has any obligation to purchase any of the Shares offered. Consequently, no assurance can be given that any Shares will be sold. This "best efforts" offering is on a 2,000,000 Share "all or none" basis.

11. Shares Eligible For Future Sale. All outstanding Common Shares are "restricted securities" and under certain circumstances may in the future be sold in compliance with Rule 144 adopted under the Securities Act of 1933, as amended. Future sales of those shares under Rule 144 could depress the market price of the Common Shares in any market which may develop. Rule 144 provides, among other things, that persons holding restricted securities for a period of one year may each sell in brokerage transactions every three months an amount equal to 1% of the Company's outstanding Common Shares or the average weekly reported volume of trading during the four calendar weeks preceding the filing of a notice of proposed sale, whichever is greater.

12.  No Assurance of Successful Acquisitions

     A significant portion of the proceeds from this offering are anticipated to be utilized in consummating acquisitions and/or joint ventures. There can be no assurance that the Company will be successful in identifying and consummating such transactions in a manner and at values that are beneficial to the Company.


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                                  25

                     DILUTION AND COMPARATIVE DATA



The following table summarizes the comparative ownership and capital contributions of existing shareholders and investors in this offering as of March 31, 1998 (as adjusted for distributions to sole shareholder after March 31, 1998) assuming maximum number of shares offered hereby are sold:

                                                          Percent
                           Percent           Total        of Total
                   Shares       of   Consideration   Consideration     Average
                    Owned    Total            Paid            Paid       Price
                            Shares                                         Per
                                                                         Share

Current
Shareholder    4,000,000       67%       2,645,980*             16%       $.66
New Investors  2,000,000       33%      14,000,000              84%      $7.00

Total          6,000,000      100%      16,645,980             100%

  *Computed as estimated pre-offering shareholder's equity.

      Without taking into account any changes in the net tangible book value after March 31, 1998, other than to give effect to the issuance of common stock offered hereby at a price per share of $7.00 (after deduction of underwriting commissions and offering expenses), the following table illustrates the approximate dilution to be incurred by public investors:

Net Tangible Book Value per share before offering(1)                   $.66
Net Tangible Book Value per share after offering(2)                   $2.46
Increase per share attributable to payments by new investors          $1.80
Dilution per share to new investors(3)                                $4.54
Dilution per share as percentage of price to new investors(4)           65%

(1) Net Tangible Book value per share before offering is determined by dividing the tangible net worth of the Company as of March 31, 1998 (assets less total liabilities and intangible assets) by the number of outstanding shares of common stock and is exclusive of up to 200,000 warrants to be issued to the Selected Dealers.

(2) Net tangible book value per share after offering is determined by dividing the tangible net worth of the Company as of March 31, 1998 plus the estimated net proceeds from the issuance of common stock offered hereby ($12,100,000) by the number of outstanding shares of common stock plus the number of shares issued in the offering (2,000,000 shares), exclusive of up to 200,000 warrants to be issued to the Selected Dealers.

(3) Dilution is the difference between the offering price of $7.00 and the net tangible book value per share immediately after the offering.

(4) Dilution per share as the percentage of price to new investors calculated by dividing the net tangible book value per share after the offering by the offering price per share of $7.00.

      In the event of the full exercise of all outstanding warrants and the sale of the maximum number of shares, there would be 6,200,000 sharesissued and outstanding. On that basis (a) the present shareholder would hold in the aggregate 4,000,000 shares (representing approximately 65% of the outstanding shares of common stock), (b) the public purchasers would in this offering hold in the aggregate 2,000,000 shares representing approximately 32% of the outstanding shares of common stock, and (c) the Selected Dealers would hold in the aggregate 200,000 shares, representing approximately 3% of the outstanding shares of common stock.

                               USE OF PROCEEDS

     The net proceeds to the Company, after deducting commissions and expenses of this offering as of the date of this Prospectus will be approximately $12,100,000 if the shares offered hereby are sold.

      The following schedule illustrates the manner in which the proceeds of this offering are expected to be applied and allocated:

$14 Million Offering

      $600,000  General & Administrative
    $2,000,000 Working Capital and General Corporate Purposes (1) $9,000,000 Acquisitions of Companies in Related Businesses
      $500,000  Television Production and Marketing
    $1,900,000  Commissions and Expenses of Offering
   $14,000,000  Total

(1) Any net proceeds received from the exercise of the Underwriter's warrants would be added to working capital.

Proceeds Usage

      The Company intends to utilize approximately $2,000,000 of the net proceeds for working capital and $600,000 for general and administrative purposes.

      Working capital will be used to fund geographic expansion, expansion into new service arenas and to fund general growth of the Company. A total of $9,000,000 will be used for acquisition of other complimentary companies, as the opportunities may arise. Currently, various acquisition opportunities have been identified, and confidentiality agreements have been signed with multiple target companies. No letters of intent or definitive purchase agreements have been executed.

      The Company anticipates utilizing up to $500,000 of the proceeds to assist in the development of a nationally syndicated television program (see "Television Joint Venture" on page 13).

      The foregoing represents the Company's best estimate of its allocation of the proceeds of this offering, based upon the current state of its business operations, its current plans and current economic and industry conditions. Management believes that the net proceeds of this offering, together with funds anticipated to be generated from operations, will be sufficient to satisfy the Company's cash requirements for at least twelve
(12) months following completion of this offering. In the event of revenue shortfalls, there can be no assurance that loans will be available under any
future credit arrangements.   Further, there can be no assurance that
additional funds will not be required for working capital purposes during such period or that such funds, if required, will then be available on terms satisfactory to the Company, if at all.

     Pending utilization of all of the proceeds of this offering, the Company may utilize a portion of the net proceeds to make temporary investments in interest-bearing savings accounts, certificates of deposit, United States government obligations, and high grade commercial paper.

Market for Registrant's Common Equity and Related Stockholder Matters

(a) The Company has no shares which have been traded publicly in the past.

(b) Holders

      As of June 10, 1998, there was 1 shareholder of record of the Registrant's Common Stock.

      Registrant is authorized to issue Fifty Million (50,000,000) Common Shares, par value of $.01. 4,000,000 shares of Common Stock are issued and outstanding as of June 10, 1998.

      The Registrant paid cash dividends on its Common Stock to John Manion in 1997 in the amount of $734,561 (the Company was an "S" corp. for all of 1997, and thus Company profits are taxed at the shareholder level) and has no present intention to declare or pay cash dividends on the Common Stock in the immediate future. The Registrant intends to retain any earnings which it may realize in the immediate future to finance its operations. Future dividends, if any, will depend on earnings, financing requirements and other factors.

                             CAPITALIZATION

     The following table sets forth (i) the capitalization of the Company as of March 31, 1998 and (ii) such capitalization as adjusted as of such date to give effect to the issuance and sale of the maximum shares of the common stock offered hereby at $7.00 per share and the application of the net proceeds therefrom.
                                     March 31, 1998             As Adjusted

ASSETS                               $4,622,117                 $16,722,117
Deferred Revenue                      1,962,847                   1,962,847
Due Related Party                         4,000                       4,000
Accounts Payable/Accrued                  9,290                       9,290
Payroll Taxes
TOTAL CURRENT LIABILITIES            $1,976,137                  $1,976,137
LONG TERM DEBT                               --                          --


STOCKHOLDER'S EQUITY
Capital Stock - ($.01 par value,
50,000,000 shares authorized,
4,000,000 shares issued
and outstanding pre-offering and
6,000,000 issued and outstanding
post-offering)                           40,000                      60,000
Paid In Capital                              --                  12,080,000
Retained earnings (deficit)           2,605,980                   2,605,980
TOTAL STOCKHOLDER'S EQUITY           $2,645,980                 $14,785,980
     TOTAL LIABILITIES AND
     STOCKHOLDER'S EQUITY            $4,622,117                 $16,722,117

[CAPTION]

         SELECTED FINANCIAL DATA

 The following table sets forth selected financial data for
the Company which have been derived from the Company's financial
statements.   The financial statements as of and for the year
ended December 31, 1997, have been audited by Moore Stephens
Lovelace, P.A., the Company's independent auditors. The financial statements for the three months ended March  31, 1997 and 1998 are unaudited, but, in the opinion of management, include all
adjustments (consisting only  of normal recurring adjustments) necessary for fair presentations of the results of operations for these periods, and are not necessarily indicative of results for an entire year or of future results.  The selected financial data should be read in connection with the financial statements and related notes included elsewhere herein.

                                                            Year Ended 12/31/97
                                        3/31/98     3/31/97
REVENUES AND FEES
Financial public
relation services and fees              $771,681     $938,170       $4,682,223
Consulting service                       102,131       15,619          736,999
Referral and finders fees                303,035      106,000          189,500
TOTAL REVENUES AND FEES               $1,176,847   $1,059,789       $5,608,722

COST OF REVENUES AND FEES
Internet advertising                      17,345       31,465          287,938
Pre-press and printing                    23,444       59,709          272,424
Postage and related expense               36,188       44,319          251,163
List services                              3,567        7,560          114,169
Commissions and fees                      19,948        2,600           59,875
Consulting                                   500        7,500           35,000
Press releases                             3,470        7,365           33,199
Other                                      4,947       17,104          171,812
TOTAL COST OF REVENUES AND FEES         $109,409     $177,622       $1,225,580

INCOME FROM OPERATIONS               $1,067,438     $882,167        $4,383,142

GENERAL AND ADMINISTRATIVE EXPENSES     509,931      633,358         3,205,119

OTHER INCOME (EXPENSES)
Interest Income                           3,346        2,617            21,151
Gain (loss) on investments             (33,497)       64,442           470,383
Interest expense                             --           --             (102)
Miscellaneous income                      5,757        7,915            67,982
TOTAL OTHER INCOME (EXPENSES)         ($24,394)      $74,974          $559,414

PRE-TAX NET INCOME                     $533,113     $323,783        $1,737,437



Balance Sheet Data       As of March  As of December   As of December
                         31, 1998     31, 1996         31, 1997

Total Assets            $4,622,117      $1,600,032        $2,286,078

Total Liabilities        1,976,137         445,830           129,000

Stockholder's Equity &
Retained Earnings        2,645,980       1,154,202         2,157,078

Cash Dividends/"S"
Corp. Distributions
Per Common Share              $.01            $.01              $.18

                                  30

      The following unaudited supplementary data present net profit per common share for the fiscal year ended December 31, 1997, and the three months ended March 31, 1998, as adjusted to give effect to the proposed sale of common stock as if it had occurred on January 1 of the pro forma year. The calculations assume a sale price of $7.00 per share if the offered shares are sold at the beginning of the pro forma period.

                                         December 31,     March 31,
                                         1997             1998

Pre-tax net income as reported          $1,737,437      $533,113

Pro-forma provision for income taxes     (506,500)     (267,410)
Pro-forma net income as adjusted        $1,230,937      $265,703


WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING
As reported                              4,000,000     4,000,000
Adjustment for the proposed sale         2,000,000     2,000,000

Number of common shares assumed to be
outstanding, as adjusted                 6,000,000     6,000,000

Pro-forma profit per common share, as
reported                                      $.30          $.07
Adjustment                                   (.10)         (.03)
Pro-forma profit per common share, as
adjusted                                      $.20          $.04


              MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           RESULTS OF OPERATIONS AND FINANCIAL CONDITION

                        CURRENT OPERATIONS

     The company has been managed as a private company for the benefit of its sole shareholder since its inception. The company is involved in the transition of management from a private company to the planning and management of a public company for the prospective benefit of individual shareholders. The capital being raised through the offering will be used primarily for:

          a)   to provide operating capital; and
          b)   to provide capital to make additional acquisitions
          c)   to commence new programs

     At year end 1997 the Company's assets increased to $2,286,078 compared to $1,600,032 at the end of 1996. The increase was primarily a result of sales increases to client companies.

     Liabilities decreased significantly as a result of operations.  At year end
1997, liabilities were $129,000, a decrease of 71% over 1996 year end liabilities of $445,830.

                                31

     Stockholder's equity at year end 1997 was $2,157,078, an increase of 86.8% over the 1996 stockholder's equity of $1,154,202. The Company continued to increase the stockholder's equity through operational profitability.

               Three Months' Operating Results

     The Company had $1,176,847 revenues in 1998 to March 31. It incurred operating expenses in the amount of $109,409 and had operating income of $1,067,438. For the same period in 1997, the Company had revenues of $1,059,789. It incurred operating expenses of $177,622 for an operating income of $882,167. General and administrative expenses were $633,358 in the first quarter 1997 and $509,931 in the first quarter in 1998.

     "S" Corp. net income for the three month period was $533,113 for an "S" Corp. profit of $.13 per share, as compared to a net profit for the same period in 1997 of $323,783 or $.08 per share.

                PRIOR YEARS' OPERATING RESULTS

Comparison of Results of Operation for the Fiscal Years Ended December 31, 1997 and 1996.

The Company had operating revenues in 1997 of $5,608,722 and $4,643,408 in 1996.

The Company incurred $1,225,580 in cost of revenues in 1997 as compared to $1,439,836 in 1996. The Company had operating income of $4,383,142 in 1997 and operating income of $3,203,572 in 1996.

Salaries and related expenses increased in 1997 to $2,569,865 from a total of $1,447,378 in 1996. This trend will continue in 1998.

Office rent was $86,871 in 1997 and $60,142 in 1996. This will increase again in 1998 due to relocation to a new facility to accommodate growth.

Legal and accounting expenses totaled $93,639 in 1997 as compared to $19,765 in 1996.

In 1997, the gain on investments totaled $470,383 compared to a ($69,637) loss in 1996.

The Company earned interest income in 1997 of $21,151 as opposed to 1996 interest income of $14,496.

The Company had pre-tax net income for 1997 of $1,737,437 compared to pre-tax net income in 1996 of $1,256,933. The Company anticipates that the trend of net income on operations will continue in 1998 barring an economic downturn, or any unexpected occurrences.

     The per-share profit amounted to $.43 in 1997 as compared to a profit of $.31 per share in 1996 (adjusted for forward split in June 1998).

Liquidity and Capital Resources

     At year end 1997, the Company had a cash balance of $574,134 as compared to $48,277 in 1996. Its total current assets were $2,254,086 at year end 1997 and $1,560,420 in 1996. The Company investment in Fixed Assets and related equipment (net of accumulated depreciation) at 1997 year end totaled
$31,992 whereas in 1996 the Company had Fixed Assets (net) of $39,612.

     At year end 1997 the total assets, less depreciation, were $2,286,078, while at year end 1996 total assets stood at $1,600,032.

      Its investment in Fixed Assets is illiquid. In order to fund future operations and capital expenditures, if cash flow is insufficient, the Company may have to borrow monies or make equity placements on terms which may not be favorable to the Company.

      The Company currently has an unsecured Business Line of credit with AmSouth Bank in the amount of $1,000,000 with interest payable monthly at 2.25% over Libor Rate. The Line of credit expires in April 1999.
The line is currently guaranteed personally by John Manion.

Customer, Sales, Markets and Marketing

      The Company markets and sells its services primarily to growth stage, publicly traded companies which trade on United States based exchanges and the over the counter market.

      The following tables reflect an analysis of the Company's sales according to different categories:

                      SALES TO FOREIGN CUSTOMERS

                              Foreign        % of Total Sales
None                          0              0

             SALES TO CUSTOMERS IN EXCESS OF 10% OF SALES

Customer         Amount          % of Total Sales   Number of
                                                    Customers
None             0               0                  0

                              MANAGEMENT

     The following table sets forth certain information concerning the Directors and Executive Officers of the Registrant as of March 31, 1998.

Name                Age       Position                       Office Term

John R. Manion      49        Chief Executive Officer,       Annual
                              President and Director

James Schnorf       44        Chief Financial Officer/       Annual
                              Chief Operating Officer
                              and  Director

Juan Ferreira       38        Executive Vice President       Annual
                              and Director

Dodi B. Zirkle      34        Corporate Secretary,           Annual
                              V.P.-Market Access Program

Michael Manion      47        Director of Financial          Annual
                              Consulting Services

Wendy Vogt          28        Director of Operations         Annual

Jimmy Holton        33        Vice President                 Annual

Scott Gibson        40        Vice President                 Annual

James Vogt          30        Director of Technology         Annual
                              and New Media

Michael F. Morrell  56        Director                       Annual

Michael Lee
Spraggins, Jr.      28        Director                       Annual

      Directors are elected at the annual meeting of shareholders to serve for a period of one year or until their successors are elected and have qualified. Vacancies on the Board of Directors are filled by the Board of Directors. Officers serve at the discretion of the Board of Directors.

      The Board Members who are not executive officers of the Company will receive an annual retainer of $5,000 each and will be paid $1,000 for each Board meeting attended, and $1,000 per year for each committee chaired, plus out-of- pocket expenses. In addition, it is anticipated that such Board members will be granted options.

BIOGRAPHICAL INFORMATION

     The following biographical information is presented for the present Officers and Directors of Registrant as of March 31, 1998.

John R. Manion
Chief Executive Officer, and President

      Mr. Manion founded CCEC In September, 1992. Since that time, he has increased CCEC's staff from one person to approximately 30 employees. Under his management, CCEC's annual revenues have increased from $300,000 to approximately $6 million.

      Prior to founding CCEC, Mr. Manion served as a senior level executive at Personal Investing News and as Vice President of International Money and Politics from February 1989 to March, 1992. He also owned and operated a magazine publishing organization named Radey Publications, Inc. which produced local and regional magazines for a variety of industries.

      Mr. Manion founded and has ownership shares in Advantage List & Marketing Corporation, a sister Company to CCEC, responsible for maintaining and marketing internal financial databases and mailing lists; Capital Media Group, Inc., a high tech company dedicated to exploring and capitalizing on opportunities found on the worldwide web; Concap Partners, Inc., the General Partner responsible for the administrative and investing activities associated with the Niagara Venture Fund, L.P.; Meridian Capital Group, Inc., a real estate acquisition firm which purchases single family homes for rehab and resale; and Greystone Ventures which owns and manages a 35,000 square foot commercial office building in Longwood, Florida, currently valued at over $3 million.

Mr. Manion will be devoting his full time and efforts to the Company.

      He attended Canisius College and Bryant & Stratton Business Institute in Buffalo, New York, Mr. Manion is currently an active member of The Executive Committee (TEC), an international organization composed of regional groups of Chief Executive Officers who convene once a month to evaluate and advise one another on day to day operations of their respective businesses.

James Schnorf
Chief Financial Officer/Chief Operating Officer

    Mr. Schnorf joined the executive management team of CCEC in February 1998 to oversee all financial and operational concerns of the Company.
Mr. Schnorf brings to CCEC experience in the design and coordination of activities involving financing, taxes, risk management, strategic agreements, mergers/acquisitions, and human resource matters.

    Mr. Schnorf's experience, includes controllership responsibilities for a division of Sequa Corp., a New York Stock Exchange entity specializing in the aerospace industry. He also possesses approximately ten years' experience in various managerial capacities at Caterpillar, Inc., a Fortune 100 manufacturer of earth moving equipment and diesel engines.

      Most recently, from 1995 to 1997, Mr. Schnorf was the Chief Executive Officer of Cardinal Capital, L.L.C., a limited liability company responsible for managing a fund that provides mezzanine financing and which takes controlling interest positions in emerging growth companies. From 1988 through 1995, Mr. Schnorf served as Chief Financial Officer and Secretary-Treasurer of Stevens Industries, Inc., a large manufacturer/ distributor of laminated wood products.

      Mr. Schnorf earned a BS degree in Accounting from Eastern Illinois University and an MBA from the University of Illinois. Certified as a CPA and CMA, Mr. Schnorf is an active member of the Mensa Society, the Institute of Certified Management Accountants, the American Institute of Certified Public Accountants, and the Financial Executives Institute. Mr. Schnorf is a Past President of the Eastern Illinois University School of Business Advisory Board and is a member of the University of Illinois Executive MBA Alumni Association Board of Directors.

Juan Ferreira
Executive Vice President

      Mr. Ferreira has over fifteen years of experience in the financial services industry. After launching his career with First Commodity Corporation of Boston as a commodity futures trader, Mr. Ferreira served as a retail stock and commodities broker for Prudential Securities. Mr. Ferreira served as an independent consultant from 1988 to 1990. In 1990, Mr. Ferreira founded his own financial services firm, Equity Management, where he supervised all retail and wholesale trading activity, SEC compliance issues, and had responsibility for executive management matters.

     Since joining CCEC in 1993, Mr. Ferreira's daily duties have evolved from serving strictly in a sales capacity to also managing CCEC's corporate stock portfolio. He was promoted to Executive Vice President in 1996. Further,
Mr. Ferreira is one of the founding principals of Concap Partners, Inc., the General Partner created to oversee all administrative and investing activities of Niagara Venture Fund, L.P. He also chairs the Company's Technology Committee.

      He is active in the Regional Investment Bankers Association (RIBA), having attended the last nine consecutive RIBA conferences hosted throughout the United States.

Dodi B. Zirkle
Corporate Secretary, Vice President - Market Access Program

      Prior to joining CCEC, Ms. Zirkle served as General Sales Manager of Direct Response Marketing, Inc. (DRM) from November 1989 to June 1993 and later DataBase Direct, Inc., (which was acquired by DRM), two of the largest direct marketing and lettershop firms in the Southeast, where she was responsible for managing the direct marketing needs of national clientele including the National Republican Congressional Campaign Committee in Washington, D.C., TimeWarner Cable, Universal Studios - Florida and Premier Cruise Lines (The
Big Red Boatr).

      She was also employed by Donnelley Directory as an account manager/ sales representative. Immediately following a three year tour of duty with the U.S. Army, she was an Executive Assistant to the Vice Chairman of the Board of three New York Stock Exchange Companies., Rollins, Inc., Rollins Communications, Inc., and RPC Energy, Inc.

      Since joining CCEC in 1993, Ms. Zirkle has served in a variety of capacities involving the Company's operations. Initially, she was responsible for overseeing all production and operational aspects of the Company's Inside Wall Street campaigns, in addition to managing all database marketing and list rental services. In 1995, she was promoted to Vice
President of Operations where she was responsible for creating many ofthe logistical operating systems employed by the Company today. In 1997, Ms. Zirkle was promoted to Vice President of Corporate Sales where she assisted CCEC's Chairman and CEO with multiple managerial tasks, the negotiation and direction of high-profile client campaigns, the development and enhancement of CCEC's debt/equity financing source network, and the implementation of internal expansion efforts. These activities included the development of the Broker Relations Department, the enhancement ofthe
Company's Financial Consulting division, and the research and development of CCEC's newly formed Market Access Program, which she currently manages.

Michael Manion
Director of Financial Consulting Services

      Following a tenure with Merrill Lynch in the late 1970's as a Registered Representative specializing in the solicitation of equity securities, Mr. Manion pursued career opportunities in the gaming industry based in Atlantic City, New Jersey. Over a 12 year period, where he began as a croupier with Resorts International, Mr. Manion progressed through a series of increasingly responsible gaming management positions and ultimately served as a Director of the SLOT Performance Maximization Project at Harrah's. In this capacity, he was primarily responsible for the creation of a financial analysis data model to monitor gaming performance including growth rates, wins per unit and hold percentage variances.

     Mr. Manion is a graduate of the State University of New York at

Brockport where he earned a Bachelor of Science degree in Economics, and the University of Pennsylvania's Wharton School of Business where he received his post graduate degree in Business Administration.  Since joining the firm in 1996, Mr. Manion has advised CCEC clients concerning public shell acquisitions, debt/equity financings, corporate restructuring issues, financial auditing, adherence to SEC filing requirements, and merger/acquisition
matters.   He was also instrumental in establishing a strategic relationship between CCEC and Capston Network Company, a privately-held corporation engaged in the business of acquiring and reselling publicly traded shells.

      Mr. Manion is the younger brother of John Manion, CCEC's Chairman.

Wendy Vogt
Director of Operations

      Ms. Vogt originally joined CCEC in 1995 serving in dual capacities as both Production Manager, responsible for the design, layout and printing of all Inside Wall Street direct mail pieces, an as Corporate Controller, responsible for the organization's accounting functions. She left CCEC to accept a position as a Manager of Finance for the Palo
Alto regional office of Ernst & Young, LLP, an international "Big 6"
accounting firm.   In 1997, Ms. Vogt rejoined CCEC as Director of Operations
where she is directly responsible for supervising all support entities within CCEC including Management Information Systems and Production Scheduling/Monitoring.

       Prior to joining CCEC, Ms. Vogt worked in several financial-oriented positions for a leading subsidiary of F&M Bancorporation, a Nasdaq listed financial institution.

     Ms. Vogt is a graduate of the University of Wisconsin and holds BBA
and BA degrees in both Finance and Organizational Communications.   She
has also earned Series 7 and Series 63 licenses within the securities industry.

Jimmy Holton
Vice President

      Prior to becoming a corporate services sales producer for CCEC in 1995, Mr. Holton served as President of the Holton Group, Inc., a financial consulting firm which he founded to advise both private and public companies on selective marketing strategies targeting Wall Street. For several years, Mr. Holton was a regularly featured financial writer and Editor-at-Large for Investor's Chronicle, a national financial newsletter featuring small cap equities, and was also featured speaker on "The Financial Hour", a nationally syndicated financial radio program aired in the Country's top metro markets. "The Financial Hour" featured undiscovered and undervalued small cap companies.

      Mr. Holton attended the University of Georgia from 1983-1985, where he was accepted into the Terry College of Business. Mr. Holton transferred to

Florida State University in 1986 where he received a degree in Business Administration.

Scott A-B Gibson
Vice President

      Scott A-B Gibson is CCEC's most tenured employee other than the Company founder, John Manion. Originally employed as a corporate sales representative, he has served in various administrative roles, including the Director of Broker Relations, a department which Mr. Gibson created. He is presently a sales vice president.

      Prior to joining the firm in 1992, Mr. Gibson began his career in the financial industry in October, 1988 with Profile Investment Corporation as a securities representative specializing in Initial Public Offerings. In 1990, he accepted a position with Dean Witter Reynolds, Inc., where his primary duties included equity and fixed income portfolio management. Previously, Mr. Gibson also served as a marketing consultant for Personal Investing News and Sound Money Investor national magazines.

      A graduate of Brown Institute in 1980, Mr. Gibson began his professional career in the television and radio broadcast industry as an announcer/programmer with WFKZ-FM in Key Largo, Florida and later entered the television industry as a marketing consultant with WCPX-Channel 6, a CBS network affiliate in Orlando, Florida.

James Vogt
Director of Technology and New Media

      After consulting CCEC on the enhancement and redesigning of its corporate web sites in late 1996, Mr.Vogt joined the Company in mid-1997 and assumed overall managerial responsibility for the Creative/Technology Department. In this capacity, Mr. Vogt is directly responsible for all Internet related campaign functions, the creation of multimedia presentations, the company-wide intranet, and the oversight of all Company hardware and software matters.

      Prior to joining CCEC, Mr. Vogt was an integral member of the design team leading the creation and development of "Rockett's New School" and "Secret Paths in the Forest". Both interactive, PC-based software gameswere created by Convival Design and Purple Moon, both private companies based in San Francisco.

      Mr. Vogt is a graduate of the University of Wisconsin and holds a Bachelors degree in Music. In 1997, he also graduated as Class Salutatorian from Full Sail Center for the Recording Arts, one of the Country's leading advanced multi-media technical schools. While there, Mr. Vogt was awarded multiple awards including the Advanced Achievement Award and Director Awards for Digital Media Assembly, Computers in Digital Media and Creative Writing.

Michael F. Morrell
Director

      Mr. Morrell was appointed a director in June 1998. Mr. Morrell has served as a director of Medical Industries of America, Inc. ("MIOA") and as chairman of the board and chief executive officer of MIOA since August 1996. From March 1994 through November 1995, Mr. Morrell served as president and as a director of Westmark Group Holdings, Inc. ("Westmark"). From March 1990 to March 1994, Mr. Morrell served as president of Nexus Leasing Corp. and
Nexus Realty which he founded in March 1990. From 1966 to 1984 Mr. Morrell served in various capacities at Reliance Group Holdings (NYSE) and its wholly owned subsidiary Leasco. Mr. Morrell served on the joint Board of Directors and as a Vice President of Reliance and President of Leasco.

Michael Lee Spraggins, Jr.
Director

      Mr. Spraggins was appointed as a Director in June 1998. He received a Bachelor of Science from Auburn University in 1990, and attained a Certified Public Accountant designation in Georgia in 1992. From 1990 to 1992 he was employed as an auditor with Arthur Anderson & Co. in Atlanta. From 1992 to date he has been President of Spraggins Flooring, Inc., a major specialty flooring contractor based in Florida. Executive Compensation

Executive Compensation

     The Company paid or accrued a total of $968,571 compensation to the executive officers as a group for services rendered to the Company in all capacities during the 1997 calendar year.

   The Company anticipates having an employee incentive stock option/share plan under which it anticipates initially providing up to 125,000 options for executive officers and directors.




          [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            SUMMARY COMPENSATION TABLE OF EXECUTIVES
            Annual Compensation      Awards

Name and    Year  Salary($) Bonus ($)    Other Annual  Restricted  Securities
Principal                   Commissions  Compensation  Stock       Underlying
Position                                 ($)1099       Award(s)    Options/
                                         Consulting    ($)         SARs(#)
                                         Fees

John Manion        $186,500*             None          None       None
Manion, CEO
and
President   1996   $331,470*             None          None       None
            1997   $644,785*             None          None       None

James       1995   $0                    None          None       None
Schnorf,
CFO/COO     1996   $0                    None          None       None
            1997   $0                    None          None       None

Juan        1995             $81,126     None          None       None
Ferreira,
Executive
VP          1996            $123,653     None          None       None
            1997            $167,531     None          None       None

Dodi B.     1995             $20,455     None          None       None
Zirkle,
Secretary,
VP of
Market
Access
Program     1996             $72,115     None          None       None
            1997            $156,254     None          None       None

Michael     1995  $0                     None          None       None
Manion,
Director of
Financial
Consulting
Services    1996  $57,151                None          None       None
            1997  $124,105               None          None       None

Wendy Vogt, 1995  $17,885                None          None       None
Director of
Operations
            1996  $39,042                None          None       None
            1997  $17,086                None          None       None

Jimmy       1995            $52,068      None          None       None
Holton,
Vice
President
            1996            $236,536     None          None       None
            1997            $201,121     None          None       None

Scott       1995            $35,198      None          None       None
Gibson,
Vice
President
            1996            $52,930      None          None       None
            1997            $157,160     None          None       None

James Vogt, 1995  $0                     None          None       None
Director of
Technology
and New
Media
            1996  $0                     None          None       None
            1997  $17,086                None          None       None

Option/SAR Grants Table (None)

Aggregated Option/SAR Exercises in Last Fiscal Year an FY-End Option/SAR value (None)

Long Term Incentive Plans - Awards in Last Fiscal Year (None)

*Treated as salary income under Sub "S" treatment of Corp. taxation to John Manion.

Bonuses and Deferred Compensation

   No deferred compensation was paid or earned by any officer or director during 1997 and through March 31, 1998. Bonuses and commissions were paid as shown in chart above and may be earned for 1998.

   There are no payments of compensation or benefits to officers and directors due upon termination without cause resulting from a change in control, except for severance to Jim Schnorf.

Compensation Pursuant to Plans.  None.

           DIRECTOR COMPENSATION FOR LAST FISCAL YEAR


(Except for compensation of Officers who are also Directors which Compensation is listed in Summary Compensation Table of Executives)

           Cash Compensation Security Grants

Name   Annual       Meeting     Consulting   Number    Number
       Retainer     Fees ($)    Fees/Other   of        of
       Fees ($)                 Fees ($)     Shares    Securities
                                             (#)       Underlying
                                                       Options/SARs (#)

None   0            0           0            0         0

Stock Option/Share Plan

      The Company plans to adopt an Employee Incentive Stock Option/Share
(the "Option Plan") for employees pursuant to which such employees may be granted options/shares involving an aggregate of up to 175,000 shares of Common Stock. The purpose of the Option Plan is to provide an incentive to employees of the Company and its subsidiaries to acquire shares or increase their proprietary interest in the Company, to increase their efforts on behalf of the company and to promote the Company's business.

     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     (a) The Company leases office space from Greystone Ventures. Greystone is co-owned by John Manion and his wife, Lisa. In the first quarter 1998 the Company executed a five (5) year lease for the space at a rental rate the company believes is in accordance with local market costs, approximately $10,000 per month including variable common area fees.

     (b) The Company purchases mailing lists or list services from a company related through common ownership. These lists are utilized by the Company in connection with direct mailings related to its client service agreements. List service fees paid to this company during the years ended December 31, 199 and 1996, approximated $70,000 and $137,000, respectively.

     (c) An entity related to the Company through common ownership assigned two client service contracts to the Company in 1997. These assignments resulted in the transfer of consulting revenues and expenses of $285,000 and $35,000 to the Company, respectively, which are included in operations. The amount due to the Company from the related party for these assignments was $250,000 at December 31, 1997.

     LEGAL MATTERS

      The Company from time to time is a party to certain legal proceedings. In the opinion of management, the Company is not presently involved in any legal proceedings that would reasonably be expected to result in a materially adverse impact.

      Based on an SEC investigation of the Company's first client from occurrences in 1992-93, in February 1996, the Registrant and John Manion, its President, entered into a Settlement with the Securities and Exchange Commission over alleged violations of Sections 13(d) of the Exchange Act and
Section 17(b) of the Securities Act. In the Settlement, without admitting or denying any guilt, Registrant and Manion agreed to a Consent Order under which they agreed to refrain from violating Section 13(d) of the Exchange Act and Section 17(b) of the Securities Act. (Admin Proc. 3-8963, Release No. 7267 and 36886).

                        PRINCIPAL STOCKHOLDERS

Security Ownership of Certain Beneficial Owners and Management

  The following table sets forth information, as of June 10, 1998, as to the number of shares of the Registrant's Common Stock owned of record by (a) beneficial owners of more than five percent of the Registrant's outstanding Common Stock, and (b) the Officers and Directors of the Registrant, individually, an the Officers and Directors of the Registrant as a group, and
(c) the percentage of ownership of the outstanding Common Stock represented by such shares.

    a)
                                                               % of Owner-
                                                               ship
Stock            Names and Address of       Beneficial         After
Title of Class   Beneficial Owner           Ownership          Offering
Common Stock     John Manion                4,000,000          67%


    b) The following table sets forth information, as of March 31, 1998, with respect to the beneficial ownership of the Company's $.01 par value common stock by the directors and officers of the Company, both individually and as a group.

Name and         Position              Shares      Current     Ownership
Address of                             Owned       %           After
Beneficial                                                     Offering
Ownership

John Manion      CEO and President     4,000,000   100%        67%

James Schnorf    CFO/COO               0           0           0

Juan Ferreira    Executive Vice        0           0           0
                 President

Dodi B. Zirkle   Corporate             0           0           0
                 Secretary, VP of
                 Market Access
                 Program

Michael Manion   Director of           0           0           0
                 Financial
                 Consulting Services

Wendy Vogt       Director of           0           0           0
                 Operations

Jimmy Holton     Vice President        0           0           0

Scott Gibson     Vice President        0           0           0

James Vogt       Director of           0           0           0
                 Technology and New
                 Media

Michael F.       Director              0           0           0
Morrell

Michael Lee      Director              0           0           0
Spraggins, Jr.

                         Current
                         Beneficial          Percent Ownership
                         Ownership           After Offering

     c)  Present Officers
         and Directors             100%           67%
         as a Group


Loans to Officers and Directors

     None.

                    DESCRIPTION OF SECURITIES
General

     Common Shares. The Company's Amended Articles of Incorporation authorizes 50,000,000 shares of common stock with $.01 par value. There are 4,000,000 common shares outstanding at the commencement of this offering. Each record holder of common shares is entitled to one vote for each share held as a matter of record on all matters properly submitted to the shareholders of the Company for their vote. Cumulative voting is not authorized by the Articles of Incorporation, as amended. A quorum at any shareholders meeting consists of one-half of the common shares outstanding and entitled to vote.

Dividends

      Holders of the Company's common stock are entitled to receive dividends when and as declared by the Company's Board of Directors out of legally available funds. Any such dividends may be paid in cash, property or shares of the Company's common stock. The Company presently anticipates that all earnings, if any, will be retained for development of the Company's business and no dividends on its common stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of the Company's Board of Directors and would depend upon, among other things, future earnings, the operating and financial condition of the Company, its capital requirements, and general business conditions. Therefore, there can be no assurance that any dividends on the Company's common stock will be paid in the future.

Miscellaneous Rights and Provisions

      Shares of the Company's common stock have no preemptive or conversion rights, no redemption or sinking fund provisions, and are not liable to further call or assessment. The outstanding shares of the Company's common stock are, and any shares sold pursuant to this offering will be, fully paid and nonassessable. Each share of the Company's common stock is entitled to share ratably in any asset available for distribution to holders of its equity securities upon liquidation of the Company.

Selected Dealers

      The Company may issue up to 200,000 warrants to purchase 200,000 common shares to the Selected Dealers in connection with this offering. (See "Underwriting").

Reports to Stockholders

      The Company shall make available annual reports to its stockholders containing audited financial statements reported upon by its independent auditors. The Company intends to release unaudited quarterly or other interim reports to its stockholders as it deems appropriate.

Transfer Agent and Registrar

      United Stock Transfer, Inc., 13275 E. Fremont Place, Ste. #302, Englewood, Colorado 80112-3901 is the transfer agent and registrar for the Company's
$.01 par value common stock.

Shares Eligible for Future Sale

     Upon the successful completion of this offering, the Company will have outstanding 6,000,000 shares of common stock. The 2,000,000 shares sold in this offering will be registered under the Securities Act of 1933 and generally will have an exemption under Federal law for resale of such shares, except for any shares purchased by an "affiliate", as that term is defined in the Securities Act of 1933 (the "Act"), of the Company, which will be subject to the resale limitations of Rule 144.

     In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year, including "affiliates" (that is a person controlling, controlled by or under common control with an issuer), is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding such sale, subject to the availability of certain current public information about the Company and restrictions on the manner of sale set forth in Rule 144. A person (or persons whose shares are aggregated) who is not deemed an "affiliate" of the Company and who has beneficially owned (and paid for in full) restricted shares for at least two years is entitled to sell such shares under Rule 144 without regard to the volume limitations and other restrictions described above.

      Within one year after close of this offering, an aggregate of at least 240,000 shares (4% assuming the offering is sold) of the Company's common stock will be eligible for sale in the public market in reliance upon Rule 144.

                            PLAN OF DISTRIBUTION



      The Company will enter into Selected Dealer Agreements ("Agreement") with NASD Broker Dealers. Pursuant to the terms of the Agreements, the Selected Dealers, as the Company's agents, will to use best efforts to sell at $7.00 per share up to 2,000,000 shares of the Company's $.01 par value common stock offered by the Prospectus within a period of 90 days after the date of the definitive Prospectus, unless extended for a maximum 90 additional days by mutual agreement of the Company and the Selected Dealers. If the Selected Dealers are unable to sell at least 2,000,000 shares within this period (including the extension period), then the offering will terminate and all money will be returned to the subscribers, without interest (subscribers residing in states which require the payment of interest will be paid interest at prevailing rates if the escrow does not close) and without deduction for commissions and other expenses relating to the offering. Pursuant to Rule 15c2-4 promulgated by the Securities and Exchange Commission under the Securities and Exchange Act of 1934, all subscriptions for the sale of the shares will be transmitted, by noon of the next business day following receipt by the Selected Dealer or a participating dealer, to an escrow account to be maintained at AmSouth Bank, Orlando, Florida. In the event 2,000,000 shares are not sold to the public within the 90-day period (and any extension period, if applicable) funds deposited with the escrow agent will be returned forthwith to subscribers without deduction therefrom and without interest. Purchasers of the shares will not receive stock certificates until after termination of the escrow agreement.
During the period of escrow, subscribers will have no right to demand return of their subscriptions.

          The Selected Dealer may refuse or reject any offer or subscription to purchase the shares offered hereby, at any time and for any reason, at its discretion.

     Subject to the sale of the minimum number of shares prior to the termination of this offering, the Company has agreed to pay the Selected
Dealer a sales commission of 10% of the offering price ($.70 per share).
The Company may also agree to pay the Selected Dealer a non-accountable expense allowance up to 3% of the gross dollar amount of common stock it sells in the offering. This will be paid upon the closing of the offering (the sale of 2,000,000 shares) and the release of funds by the Escrow Agent.

      The Selected Dealers offering the shares are licensed securities dealers who are members of the National Association of Securities Dealers, Inc. The Selected Dealers do not intend to sell any shares offered hereby to any account over which it has discretionary authority.

      The Company and the Selected Dealers have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933. The Securities and Exchange Commission has taken the position that such indemnity provisions are unenforceable and against public policy.

      The foregoing does not purport to be a complete statement of the terms and conditions of the Selected Dealer Agreement, opies of which are on file at the offices of the Selected Dealers, the Company and the Securities and Exchange Commission.

Selected Dealers Warrants

      Subject to the sale of at least 2,000,000 shares prior to the termination of this offering, the Company may agree to sell to the Selected Dealers, for $.001 per warrant, warrants (the "Dealers' Warrants") to purchase one share of the Company's common stock for each ten shares sold in
the offering at $8.40 per share.   The Selected Dealers' Warrants are
exercisable at 120% of the public offering price per share for a 18-month period commencing 12 months from the effective date of this offering. The Selected Dealers' Warrants may not be sold, transferred, assigned or hypothecated except to officers of the Selected Dealers and participating dealers and/or
their officers or partners.   The Selected Dealers' Warrants will contain
antidilution provisions providing for appropriate adjustments in the event of any recapitalization, reclassification, stock dividends, stock split or similar transaction. In the event of a consolidation or merger of the Company or a transfer of substantially all of the Company's assets to another corporation, the holders of the Selected Dealers' Warrants will be entitled to receive, upon exercise of the Selected Dealers' Warrants, the securities or other property which they would have been entitled to receive had they been stockholders on the date of such action. The holders of the Selected Dealers' Warrants will have no voting, dividend or other rights as stockholders of the Company in respect of the shares underlying the Selected Dealers' Warrants until the Selected Dealers' Warrants are exercised.

      The Company has agreed that at any time upon the written request of the holders of at least 50% of the total number of the Selected Dealers' Warrants and common stock issued upon exercise of the Selected Dealers' Warrants made during the four (4) year period commencing 12 months after the effective date of the offer, it will file one registration statement at its expense under the Securities Act of 1933, as amended, including Selected Dealers' Warrants and shares of common stock.

       For the period during which the Selected Dealers' Warrants are exercisable, the holders thereof will have the opportunity to profit form a rise in the market value of the Company's common stock, with a resulting dilution in the interests of the other stockholders of the Company if the exercise price is less than net tangible book value. The holders of the Selected Dealers' Warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital from an offering of its unissued common stock on terms more favorable to the Company than those provided for in the Selected Dealers' Warrants. Such facts may adversely affect the terms on which the Company can obtain additional financing. To the extent that the Underwriter realizes any gain form the resale of the shares underlying the Selected Dealers' Warrants, such gain may be deemed additional compensation.

Determination of Offering Price

       Prior to this offering, there has been no public market for the shares of the Company's Common Stock or the Warrants. The initial public offering price has been determined by the Company. There is no direct relation between the offering price and the assets, book value, shareholders' equity or net worth of the Company.

       In determining the offering price and the number of shares to be offered, the Company considered such factors as the financial condition of the Company, the experience of current management, operating history, general condition of the securities markets, and its longevity and present and future business prospects and the common stock retained by Company Management. Accordingly, the offering price set forth on the cover page of this Prospectus should not be considered an indication of the actual value of the Company's assets, financial performance, net worth or any other traditional criteria of value.

                                LEGAL MATTERS

      The law firm of Michael A. Littman, 10200 W. 44th Ave., #400, Wheat Ridge, Colorado 80033 has acted as counsel for the Company in connection with this Offering.

                                   EXPERTS

      The financial statements of the Company as of December 31, 1997 and as of December 31, 1996 and for the years then ended have been included in the Registration Statement in reliance upon the report of Moore Stephens Lovelace, P.A., independent auditor, and upon the authority of said firm as experts in accounting and auditing.

                           ADDITIONAL INFORMATION

      The Company has filed a Registration Statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission,
Washington, DC, relating to the securities offered hereby. This Prospectus, filed as part of the Registration Statement, does not contain certain information set forth in, or annexed as exhibits to, the Registration
Statement. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto, which may be inspected without charge at the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, DC 20549, or inspected and copied at, and obtained at prescribed rates from, the Public Reference Section of the Securities and Exchange Commission at its principal office at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. The commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission and state the adress of such site (http://www.sec.gov). Statements contained in this Prospectus regarding the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by that reference.

PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The only statute, charter provision, bylaw, contract or other arrangement under which any Director or Officer of this Registrantis insured or indemnified in any manner against any liability which he may incur in his capacity as such, are contained in the Florida Corporation Act, which provides that Directors and Officers of the Company may be indemnified in accordance with the laws of the State of Florida, and in the Bylaws of the Company which provide for indemnification of officers and directors.

                           INDEMNIFICATION

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, Officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


Item 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      Set forth below is a statement of expenses expected to be incurred by the company in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts and commissions.

     Legal Fees                     $25,000*
     Accounting Fees                $25,000*
     Filing Fees                    $10,000*
     Printing & Engraving
     share certificates
     and Prospectuses               $20,000*
     Non-Accountable Expenses      $420,000*

                             Total $500,000
*    Estimates Only

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     Within the last three (3) years, no sales have been made of the Registrant's no par value Voting Common Stock or any other security.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.    Item.

1.1            Form of Dealer Agreement

1.2            Form of Dealers Purchase Option

3.1            Articles of Incorporation

3.2            Bylaws of Continental Capital & Equity Corporation

3.3            Amendment to Articles of Incorporation

5.1            Opinion of Michael A. Littman

10.4           Non-Qualified Stock and Option Award Plan*

24.1           Consent of Michael A. Littman, dated
               June 26, 1998.

24.2 Consent of Moore Stephens Lovelace P.A., dated June 26, 1998

24.3           Form of Escrow Agreement

* to be filed later



FINANCIAL STATEMENT SCHEDULES

Unaudited Financial Statements
for Three Months Ended March 31, 1998
and 1997
                                       Pages F-1 - F-5

Audited Financial Statements
for Years Ended December 31, 1997 and
1996
                                       Pages F-6 - F-18

ITEM 28.  UNDERTAKINGS

    The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

                     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus facts or events arising after the effective date of the registration statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                    (iii) To include any material information with respect to the plan of distribution previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) To provide certificates in such denominations and registered in such names as required by Selected Dealers to permit prompt delivery to each purchaser.

      (5) See Item 14 for Registrant's undertaking with respect to indemnification.

                              SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longwood, State of Florida, on June 25, 1998.

                    CONTINENTAL CAPITAL & EQUITY CORPORATION
                    By:  John R. Manion
                    Its: President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                        Date

/s/John R. Manion                   CEO, President, & Director   June 25, 1998

/s/James Schnorf                    CFO/COO & Director           June 25, 1998

/s/Juan Ferreira                    Executive VP & Director      June 25, 1998

/s/Dodi B. Zirkle                   Corporate Secretary          June 25, 1998

/s/Michael F. Morrell               Director                     June 25, 1998

/s/Michael Lee Spraggins, Jr.       Director                     June 25, 1998

            SECURITIES AND EXCHANGE COMMISSION


                  ___________________________

                          FORM SB-2

                   REGISTRATION STATEMENT

                            UNDER

                   THE SECURITIES ACT OF 1933

                 _______________________________

            CONTINENTAL CAPITAL & EQUITY CORPORATION
       (Exact name of Registrant as specified in charter)
                 _______________________________

                           EXHIBITS

                    EXHIBIT INDEX

Exhibit No.    Item.

1.1            Form of Dealer Agreement

1.2            Form of Dealers Purchase Option

3.1            Articles of Incorporation,

3.2            Bylaws of Continental Capital & Equity Corporation

3.3            Amendment to Articles of Incorporation

5.1            Michael A. Littman

10.4           Non-Qualified Stock and Option Award
               Plan*

24.1           Consent of Michael A. Littman, dated
               June 26, 1998.

24.2 Consent of Moore Stephens Lovelace P.A., dated June 26, 1998

24.3           Form of Escrow Agreement

*To be filed by Amendment

               EXHIBIT 1.1

                                SELECTED
                            DEALER AGREEMENT

                      _________________________, 1998


Gentlemen:

     Continental Capital & Equity Corporation., a Florida corporation (the "Company") hereby confirms our agreement with you as follows:

  1. Description of the Offering. The Company contemplates offering to the public 2,000,000 shares of its $.01 par value Common Stock (the "Stock") at an offering price of $7.00 per share.

 2. Representations and Warranties of the Company. The Company represents and warrants to you that:

     (a) On or about _________________________, the Company filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), a registration statement on Form SB-2, (SEC File No. 33 _________D) including a preliminary Prospectus, a copy of which is furnished to you herewith, relating to the offering, and may file with the commission on or before the effective date of the Registration Statement an amendment or amendments thereto. As used herein the term "Registration Statement" shall, except where the context otherwise requires, mean said Registration Statement (and all exhibits thereto) as amended by all amendments filed prior to its effective date, and the term "Prospectus" shall, except where the context otherwise requires, mean the final prospectus filed with the Commission upon the effectiveness of the Registration Statement; and

     (b) When the Registration Statement becomes effective and at all times subsequent thereto during the period of the offering thereunder, the Registration Statement and the Prospectus will contain all material statements which are required to be made therein in accordance with the Act and the Rules and Regulations of the Commission thereunder (the "Rule and Regulations"), and will in all material respects, conform to the requirements of the Act and the rules and Regulations; and at such times neither the Registration statement nor the Prospectus will include any untrue statement of material fact or omit any material fact required to be stated therein or necessary to make the statements herein not misleading; and

     (c) The balance sheet of the Company set forth in the Prospectus will fairly present the financial condition of the company as of the date indicated, in conformity with generally accepted accounting principles, and the independent public accountants whose certificate with respect thereto is included therein are independent public accountants within the meaning of the Act the Rules and Regulations.

     3.  Appointment of Agent.

     (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company hereby appoints you its nonexclusive agent to offer to the public the opportunity to purchase the Units in accordance with the Prospectus, and you agree to use your best efforts to this end. Purchase of the shares shall be evidenced by your normal order slips. It is understood that no subscription shall be regarded as effective unless it is accompanied by full payment to the company and until accepted by the Company, as more fully set forth herein.

     (b) You are hereby allocated up to __________________ of the shares for sale within 90 days, unless extended for an additional 90 days by the Company from the date the Registration Statement has become effective. However, the Company reserves the right to reduce this amount at any time by delivering written notice to you.

     (c) You hereby agree to deliver to _______________________, (the "Escrow Agent"), by 12:00 noon of the next business day following receipt thereof, all proceeds from the sale of the Units in the Public Offering at an initial public offering of $7.00 per share, together with a written account for each sale, which account shall set forth, among other things, the names and addresses of the purchasers, the number of shares purchased by each, the amount paid therefore, and whether the consideration received is in the form of cash or evidenced by a check. All cashier's checks, checks or other negotiable instruments shall be made payable to the Escrow Agent.

     (d) The offering is conditional upon all of the shares being sold (2,000,000 shares). All amounts received by the company will be placed in Escrow with AmSouth Bank under an escrow agreement until 2,000,000 shares are sold. If 2,000,000 shares are not sold within 90 days of the date of the Registration Statement becomes effective, unless extended for an additional 90 days by the Company, the offering will be terminated, and all amounts in escrow will be returned without interest. A copy of the escrow agreement is provided to you herewith.

     (e) (1) You will be entitled to receive from the Company, as a commission for services as agent in the offering of the shares, 10% of the principal amount of shares sold by you. All money received from sale of the shares will be forwarded to the Company's escrow agent in accordance with the terms thereof; and commissions will be paid directly by the Company.

     (2) For each ten shares sold, you will be entitled to purchase for $.001 a warrant to purchase one share of common stock of the company at $8.40 per share for a period of eighteen months commencing one year from the effective date of the registration statement.

     4.  Particular Agreements of the Company.

     (a) The Company will deliver to you one copy of the Registration Statement as originally filed on Form SB-2 and of all amendments thereto. The Company will also deliver to you, as soon as practicable after the Registration Statement becomes effective and from time to time thereafter, such number of copies of the Prospectus as you may reasonably request.

     (b) The Company will use its best efforts to cause the Registration Statement to become and remain effective during the period of the offering thereunder. The Company will immediately advise you by telephone, confirming such advice in writing (i) when notice is received from the Commission that the Registration Statement has become or will become effective (ii) of any order suspending the effectiveness of the Registration Statement or of any proceedings or examination under the Act, as soon as the Company is advised thereof, and (iii) of any order or communication of any public authority addressed to the Company suspending or threatening to suspend registration or qualification of the offering in those states where such authority has jurisdiction.

     (c) During the period of the offering under the Registration Statement, if any event affecting the Company shall occur which, in the opinion of your counsel and counsel for the Company, should be set forth in a supplement to or an amendment of the Prospectus, the Company will forthwith at its own expense prepare and furnish to you a reasonable number of copies of a supplement or amendment to the Prospectus so that the Prospectus, as so supplemented or amended, will not contain an untrue statement of a material fact or omit any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading.

     (d) The Company will provide you or your duly authorized representative access to and the right of inspection of all books, records and physical facilities during the period of this Agency Agreement.

     (e) The Company will use its best efforts to qualify the offering at its expense under the securities or Blue Sky Laws of the following states or jurisdictions: New York,Pennsylvania, Colorado, Florida, and such other states as may be selected by the Company, and to continue such qualification in effect so long as required for the purpose of the distribution of the Units.

     (f) Whether or not the transactions contemplated by this Agency Agreement shall be consummated, the Company will pay or cause to be paid all expenses in connection with the preparation, printing, filing and reasonable distribution of the Registration Statement, any preliminary Prospectus and the Prospectus, the bringing of this Agency Agreement, qualifying the offering for the sale under the Securities or Blue Sky Laws of those states listed in Section 4(e) above (including counsel fees and disbursements) and all taxes and other expenses in connection with the offering.

     5. Condition of Your Obligation. Your obligation to distribute copies of the Prospectus and to solicit the execution by prospective Subscribers of forms of Subscription Agreements shall be subject to the accuracy of the representations and warranties contained in
     Section 2 hereof, to performance by the Company of its obligations hereunder, and to the following conditions:

     (a) The Registration Statement shall have become effective and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefore shall have been commenced by the Commission.

     (b) The Stock shall be qualified as provided in Section 4(e) and each qualification shall be in effect and not subject to any stop order or other proceeding on the effective state of the Registration Statement. The Company will provide a "Blue Sky Memorandum" to you listing the status of each such qualification as of the effective date of the Registration Statement. The Company will provide an amendment of the Blue Sky Memorandum to you at such times as are necessary.

     6.  Indemnification.

     (a) The Company agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of Section
     15 of the Act and your respective successors (hereinafter in this Section separately and collectively referred to as the "defendants") against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) against, out of, or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (except insofar as such losses, claims, damages or liabilities which arise out of or are based upon any such untrue statement or omission or allegation thereof which has been included herein in reliance upon and in conformity with information furnished to the Company by or on behalf of the defendants expressly for use in connection therewith). If any action shall be brought against any defendant in respect of which indemnity may be sought from the Company pursuant to the provisions of the preceding paragraph, such defendant shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel, (which shall be satisfactory to such defendant) and the payment of all expenses. Any defendant shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such defendant unless (i) the employment thereof has been specifically authorized by the Company in writing or (ii) the Company has failed to assume such defense and to employ counsel.

     7. Representations and Warranties of the Agent. You represent and warrant to the Company that:

     (a) You are registered as a broker-dealer with the Commission, are a member in good standing with the National Association of Securities Dealers, Inc., are registered as a broker-dealer in the states and jurisdictions listed in Section 4(e) (or in such states and jurisdictions as you intend to solicit and accept subscriptions for the Units) and will supervise all activities of your Registered Representatives in connection with the offer of the Units to the Public.

     (b) There is not now pending or, to your knowledge, threatened against you any action or proceeding of which you have been advised, whether in any court or before the Commission or any state's securities commission, concerning your activities as a broker or dealer.

     (c) You have undertaken to comply with all requirements of Sections 8, 24, 25, 36, or Article III of the Rules of Fair Practice.

     (d) You will not allow commissions to any non-member broker/dealer, including foreign broker/dealers registered pursuant to the Securities and Exchange Act of 1935.

     8. Certain Agreements of the Agent. It is understood and agreed that you are not authorized to make any representations other than those contained in the Prospectus or to act as the agent of the Company or for the Company in any other capacity except as expressly set forth herein.

In acting as agent hereunder, you agree (a) only to make use of the Prospectus or such other material as may be supplied for the purpose by the Company; (b) to deliver a copy of the definitive Prospectus at least 48 hours prior to mailing a confirmation of such sale; and (c) to offer to persons the opportunity to subscribe for the Units only in those states listed in Section 4(e) above as confirmed by the Blue Sky Memorandum and by such persons and in such manner as shall be permitted by the laws of those states.

    9. Terms. This Agency Agreement shall continue in effect until the offering of Stock is fully subscribed or until 90 days (unless extended for an additional 90 days by the Company) after the Registration Statement becomes effective, unless sooner terminated pursuant to the provisions of
Section 3(b) or 5 hereof.

   10. Notices. All notices or other communications hereunder shall be in writing and shall be mailed, telegraphed or delivered and confirmed to the party:

   11. Miscellaneous. This Agency Agreement shall be governed by the laws of Florida and shall inure to the benefit of and be binding upon the successors of the Company and you. Nothing expressed or mentioned in this Agency Agreement is intended or shall be construed to give any person or corporation other than the parties hereto and their successors, and the controlling persons and directors and officers referred to in
Section 6 hereof, any legal or equitable right, remedy or claim under or in respect of this Agency Agreement or any provision hereof. The terms "successors" shall not include any participant merely by his being a party to an Agreement. This Agency Agreement may not be amended or modified, except by written instrument signed by both parties hereto.
If the foregoing acceptably expresses our agreement with you, kindly confirm by signing the acceptance on the enclosed counterpart hereof and return the same to us, whereupon this letter and your acceptance shall become and constitute a binding agreement between the Company and you in accordance with its terms.

                         Very truly yours,
                         Continental Capital & Equity Corporation

                         By:________________________________

      The foregoing Agency Agreement is hereby confirmed and accepted as of the date first above written.


_____________________________________
          (Broker/Dealer)

By:__________________________________
          Authorized Officer

                            EXHIBIT 1.2

                            VOID AFTER:

                  DEALERS PURCHASE WARRANT FOR
                     SHARES OF COMMON STOCK

                               OF
             CONTINENTAL CAPITAL & EQUITY CORPORATION


NO._______________________                   WARRANT TO PURCHASE
                                             ____________ UNITS

       (INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA)

     THIS IS TO CERTIFY THAT (the "Warrant Holder") is entitled, upon the due exercise hereof and subject to the terms and conditions hereof, upon call by the company at any time after the effective date of the Registration Statement referred to in paragraph 2 herein, and, subject to the provisions of paragraph 5 below, before the close of business on _________________, (which date is 30 month from after the effective date of said Registration Statement), to purchase from Continental
Capital & Equity Corporation (the "Company") at a price of $8.40 per share up to ____________ shares of Common Stock, $.01 par value, (herein called "Common Shares" of the Company. Upon surrender hereof, with the subscription form on the reverse side hereof duly filled out, at the Office of the company or any transfer agent for the Company's Common Shares, and upon simultaneous payment therefore in cash or by certified or official bank check payable to the order of the Company in New York Clearing House funds, at the price of $8.40 per share (hereinafter referred to as the "Purchase Price") the shares may be purchased. The number of shares which may be purchased, and the price, are subject to adjustments provided herein.

     1. The Company agrees that the Company will use its best efforts to keep a current Registration Statement or to take such other action as may be required, to permit a public trading of the Stock of the Company. The Company will bear the out-ofpocket expenses, disbursements and fees incurred by the Company in connection with its Registration Statement filed or other action taken pursuant to the paragraph, including all expenses, disbursements and fees in connection with such filings.

     2. The Warrant holder agrees, for himself and all subsequent holders of these Warrants, to cooperate with the Company in the preparation and filing of any Registration Statement or the taking of any other action by the Company pursuant to paragraph 1 above.

    3. Unless this Warrant is surrendered and payment made as herein provided before the close of business on ___________________ (the "Expiration Date"), this Warrant will become wholly void and all rights evidenced hereby will terminate.

     4. Subject to the provisions of paragraph 1 above, this Warrant may be exchanged for a number of Warrants of the same tenor as this Warrant for the purchase in the aggregate of the same number of Common Shares of the company as are purchasable upon the exercise of this Warrant, upon surrender hereof at the office of the Company or any transfer agent of the Company's Common Shares with written instructions as to the denominations of the Warrants to be issued in exchange.

     5. If this Warrant is exercised for less than all the shares purchasable upon the exercise hereof, the holder shall be entitled to receive a new Warrant or Warrants of the same tenor as this Warrant for the purchase in the aggregate of the number of shares of this Warrant which shall not have been exercised.

     6. The number of Common Shares of the Company purchasable on the Exercise of this Warrant and the Purchase Price per share shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price, in case of the payment by the Company in Common Shares of dividends on the outstanding Common Share of the Company or in case of the subdivision, reclassification, combination of the outstanding Common Shares of the Company, or a similar issuance of Common Shares of the Company for no consideration. In case the Company is reorganized, or merged or consolidated with another corporation, the holder of this Warrant shall be entitled thereafter, upon the exercise hereof, to receive the number and kind of securities of such reorganized, merged or consolidated corporation he would have been entitled to receive in connection with such reorganization, merger to consolidation if he had been a holder of the number of Common Shares of the Company purchasable upon the exercise hereof immediately prior to the time such reorganization, merger or consolidation became effective. In no event shall the Company be required to issue any fractional share or script in lieu thereof or make any adjustment therefore in cash or otherwise in respect of any fraction of a share issuable upon the exercise hereof.

    7. The holder of this Warrant shall not be entitled to any rights of a shareholder of the Company in respect of any shares purchasable upon the exercise hereof, including voting, dividend or dissolution rights, until such shares have been paid for in full and issued to him. As soon as practicable after such exercise, the Company shall deliver a certificate or certificates for the number of full Common Shares issuable upon such exercise, all of which shall be fully paid and non-assessable, to the person or persons entitled to receive the same; provided, however, that such certificate or certificates delivered to the holder of the surrendered Warrant shall bear a legend reading substantially as follows:

          Transfer of the shares represented by this Certificate is subject to certain restrictions set forth in certain Warrants pursuant to which these shares were purchased from the Company. Copies of these restrictions are on file at the principal office of the Company and at the office of the Transfer Agent for the Common Stock of the Company. No sale, offer to sell or transfer of such shares or of this certificate, or of any shares or other securities issued in exchange for or in respect of such shares shall be made unless a registration statement under the Securities Act of 1933, as amended, with respect to such shares, is in effect or an exception from the registration requirements of such Act is then in fact applicable to such shares.

    8. This warrant may not be exercised prior to 1 year from effective date of the registration statement.


Dated:_______________    Continental Capital & Equity Corporation

                         By:  _______________________
                         Its: _______________________

ATTEST:


By:  __________________________
           Secretary

                            EXHIBIT 3.1

                               ARTICLES OF INCORPORATION

                                          OF

                       CONTINENTAL CAPITAL & EQUITY CORPORATION


I, the undersigned, being a natural person of legal age, do hereby desire to form a Corporation under the Laws of the State of Florida, and do hereby adopt the following Articles of Incorporation.

1. NAME. The name of the Corporation shall be CONTINENTAL CAPITAL & EQUITY CORPORATION, a Florida Corporation.

2. PRINCIPAL OFFICE OR MAILING ADDRESS. The Principal Office of the corporation shall be and its mailing address shall be 2301 Maitland Center Parkway, Suite 100, Maitland, Florida 3275 1. The Principal Office and mailing address may be changed from time to time by the Board of Directors.

3. STOCK. The maximum number of shares of stock of this Corporation which this Corporation is authorized to have outstanding at any one time is 10,000 shares of common stock having a par value of $.01 per share. The consideration to be paid for each share of stock shall be fixed by the Board of Directors of this Corporation.

4. INITIAL REGISTERED OFFICE AND AGENT. The street address of the initial registered office of this Corporation is and the name of the initial registered agent of this Corporation at that address is

John R. Manion
2301 Maitland Center Parkway
Suite 100
Maitland, Florida 32751

5. BOARD OF DIRECTORS. The business of the Corporation shall be conducted and managed by a Board of Directors consisting of not less than one member, as fixed from time to time by the Bylaws of this Corporation and the Board of Directors shall be elected or appointed as provided in the Bylaws of this Corporation.

6. INCORPORATOR. The name and address of the Incorporator(s) is as follows:

NAME

John R. Manion

ADDRESS

2301 Maitland Center Parkway
Suite 100
Maitland, Florida 32751

7. BY-LAWS. The power to adopt, alter, amend or repeal By-Laws shall be vested in the Board of Directors.

8. INDEMNIFICATION. Every Director, Officer, employee or agent of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including attorney's fees reasonably incurred or by reason of their being imposed upon him or her, in connection with any proceeding to which he or she may be made a party or in which he or she may become involved by reason of his or her employment or by reason of his or her being or having been a Director, Officer, employee or agent of the Corporation, or any settlement thereof, whether or not he or she is a Director, Officer, employee or agent at the time such expenses are incurred, except in such cases wherein the Director, Officer, employee or agent is adjudged liable for gross negligence or willful and wanton misconduct in the performance of his or her duties as such Officer, Director, employee or agent. The foregoing right of indemnification shall be in addition to and not exclusive of all other rights to which such Director, Officer, employee or agent may be entitled.

9. AMENDMENT. The Corporation reserves the right to amend, alter, change, repeal and revise any of the provisions of this Corporation's Articles of Incorporation in the manner now, or hereafter prescribed by statute and all rights conferred on shareholders herein are granted subject to this reservation.
IN WITNESS WHEREOF, the undersigned subscriber has executed these Articles of Incorporation on the 30th day of January, 1995.


/s/John R. Manion
John R. Manion

STATE OF FLORIDA
COUNTY OF ORANGE

     I HEREBY CERTIFY that on this day, before me, an officer duly authorized to administer oaths and take acknowledgements, personally appeared John R. Manion, known to me to be the person described in and who executed the foregoing Articles of Incorporation and who acknowledged before me that he executed the same, that I relied upon the following form of identification of the above-named person: personally known and that an oath (was) (was not) taken.

WITNESS my hand and official seal in the County and State last aforesaid this 30th day of January, 1995.

/s/Annie Truncale
Notary Signature

Annie Truncale
Printed Notary Signature

My Commission Expires: October 10, 1998

      CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE
       FOR THE SERVICE OF PROCESS WITHIN THIS STATE NAMING
                  UPON WHOM PROCESS MAY BE SERVED

In pursuance of Chapter 48.091, Florida Statutes, the following is submitted in compliance with said Act:

First, that Continental Capital & Equity Corporation, desiring to organize under the Laws of the State of Florida, with its principal office, as indicated in the Articles of Incorporation in the City of Maitland, County of Orange, State of Florida, has named John R. Manion, 2301 Maitland Center Parkway, Suite 100, Maitland, Florida 32751, as its agent to accept process within this state.

Having been named to accept service of process for the above named Corporation, at the place designated in this Certificate, I hereby accept to act in this capacity and agree to comply with the provisions of said Act relative to keeping open said office.

/s/John R. Manion
John R. Manion, Resident Agent

                        STATE OF FLORIDA
                       DEPARTMENT OF STATE


I certify the attached is a true and correct copy of the Articles of Incorporation of CONTINENTAL CAPITAL & EQUITY CORPORATION, a
Florida corporation, filed on February 16, 1995, as shown by the records of this office.

The document number of this corporation is P95000013248.




                         Given under my hand and the
                         Great Seal of the State of Florida,
                         at Tallahassee, the Capital, this the
                         Sixteenth day of February, 1995


                         /s/Sandra B. Mortham
                         Sandra B. Mortham Secretary of State

                             EXHIBIT 3.2

                               BY-LAWS
                                 OF
              CONTINENTAL CAPITAL & EQUITY CORPORATION
                       A FLORIDA CORPORATION

                            ARTICLE I

                             OFFICES

Section 1. PRINCIPAL OFFICE.

The principal office of 'this Corporation shall be at: 2301
Maitland Center Parkway, Suite 100, Maitland, Florida 32751.

Section 2. ADDITIONAL OFFICE.

The Corporation may also maintain an office or offices at such other place or places within or without the State of Florida, as the Board of Directors may from time to time designate.

Section 3. CHANGE OF OFFICE.

The principal office of the Corporation may from time to time be changed and altered by Resolution by the Board of Directors.

                            ARTICLE II

                      MEETING OF SHAREHOLDERS

Section 1. ANNUAL MEETINGS.

The Annual meeting of the holders of common stock of this Corporation shall be held on the first Monday in March of each year provided the same does not fall on a holiday, and if it does, then the following Tuesday, commencing with March 4,1996.


Section 2. SPECIAL MEETINGS.

Special meetings of the Shareholders be held when directed by the President or the Board of Directors, or when requested in writing by the Shareholders who hold at ten percent (10%) of the outstanding stock having the right and entitled to vote at such meeting, or as provided by law. A meeting requested by Shareholders shall be called for a date not more than seventy (70) days after the request is made; provided that notice therefor shall be given not less than ten (10) nor more than sixty (60) days before the meeting date. The call for the meeting shall be issued by the Secretary or by the President, unless the President, Board of Directors or Shareholders requesting the calling of the meeting shall designate another person so to do. A Notice for a Shareholder Special Meeting shall include the date, time, place and purpose(s) of such meeting.

Section 3. PLACE.

Meetings of Shareholders may be held at a place either within or without the State of Florida. Unless otherwise directed by the Board of Directors, meetings of the Shareholders shall be held at the principal offices of the Corporation in the State of Florida. The place at which a meeting is to be held shall be designated in the Notice of the Meeting.

Section 4. NOTICE OF ANNUAL MEETING.

Notice in writing shall be given by the Secretary or by the Assistant Secretary or by the Chief Executive Officer, if one has been named, or by the President or any Vice President of all meetings of Shareholders, to the holders of the stock having the right and entitled to vote at such meeting, and said notice shall be mailed to each Shareholder at such Shareholder's address as shown upon the stock transfer books, or other records of the Corporation. Such notice shall state the date, the time, and the place and purpose of said meeting, and must be mailed not less than ten (10) nor more than sixty (60) days l: -fore the date for such meeting. If any Shareholder shall transfer any of his stock after notice, it shall not be necessary to notify the transferee.

Section 5. WAIVER OF NOTICE AND VALIDATION.

By written consent of any Shareholder either before, at, or after such meeting, the minimum time required for giving notice of such meeting may be waived as to such Shareholder. Any Shareholder may waive notice of any meeting either before, at, or after such meeting.

Section 6. RECORD DATE.

For purposes of determining Shareholders of record who have the right to and are entitled to notice of and to vote at the meeting of Shareholders or any adjournment thereof or entitled to receive payment of any distribution dividend or in order to make a determination of Shareholders for any other purpose the Board of Directors may close the stock transfer books of the Corporation for a period not in excess of seventy (70) days. If the stock transfer books shall be closed for the purpose of determining Shareholders entitled to notice of, or to vote at, a meeting of Shareholders, such books shall be closed at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix', in advance, a date as the record date for any such determination of Shareholders, such date in any case to be not more than seventy (70) days prior to the date on which the particular action requiring such determination of

Shareholders is to be taken. In no event may a record date fixed by the Board of Directors be a date preceding the date upon which the resolution fixing the record date is adopted. If the stock transfer books are not closed and no record date is fixed for the determination of Shareholders entitled to notice or to vote at a meeting of Shareholders or Shareholders entitled to receive payment of a distribution, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution is adopted, as* the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under this section for the adjourned meeting; or, such meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

Section 7. VOTING.

Each Shareholder having the right and entitled to vote at a meeting of Shareholders shall be entitled, at such meeting and upon each proposal presented at such meeting, to one vote for each share of stock having the right and entitled to vote at such meeting, recorded in his name on the books of the Corporation, on the record date fixed as provided in Section 6 of this Article, or if no such record date was fixed, on the day of the meeting. Shares of its own stock owned by another Corporation the majority of the voting stock of which is owned or controlled by this Corporation and shares of this Corporation's own stock held by this Corporation in a fiduciary capacity shall not be voted, directly or indirectly, or counted as outstanding for the purpose of any Shareholder's vote.

Section 8. OMISSION OF MEETING.

If the Annual Meeting of the Shareholders be not held as herein provided on the date herein specified, the election of Directors may be held at any special meeting thereafter called pursuant to these Bylaws.

Section 9. ORGANIZATION.

Meetings of the Shareholders shall be presided over by the Chief Executive Officer, or, if he is not present, then by the President, or, if he is not present, by a Vice President, if a Vice President has been elected, or, if neither the President or Vice President is present, by a Chairman to be chosen by a majority of the Shareholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in his absence an Assistant Secretary, shall act as Secretary of every meeting, but if neither is present, the meeting may choose any person to act as Secretary of the meeting.

At all meetings of Shareholders, the order of business may be generally as follows:

1. Calling meeting to order.

2. Proof of the giving of Notice of Meeting or Waiver thereof, and determination of quorum.

3. Reading of Minutes of previous meeting.

4. Reports of Officers.

5. Reports of Committees. 6. Unfinished business.

7. New business, election of Directors, if Annual meeting.

8. Adjournment.

Section 10. ADJOURNMENT.

Any Shareholders' meeting at which a quorum is present in person or by proxy, may be adjourned from day to day or from time to time by the vote of the holders of the majority of the stock having the right and entitled to vote at such meeting. In case there be no quorum present on the day fixed for any Shareholders' meeting, by vote of the holders of a majority of the stock present in person or by proxy having the right and entitled to vote thereat, such meeting may be adjourned from time to time until a quorum be obtained, or may be adjourned sine die. At any adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted which might have been transacted at the original meeting. It shall not be necessary to give any notice of the date, time or place of an adjourned meeting or of the business to be transacted thereat if such is announced at the meeting before an adjournment is taken; provided, that if a new record date is or must be fixed then notice of the adjourned meeting shall be given.

Section 11. QUORUM.

The presence of the holders of at least a majority of the outstanding stock having the right and entitled to vote at any meeting, either in person or by proxy, shall be necessary to constitute a quorum at any Shareholders' meeting. If a quorum is present, the affirmative vote of a majority of the shares represented at a meeting and entitled to vote on the subject matter shall be the act of the shareholders. Shares of its own stock owned by another Corporation the majority of the voting stock of which is owned or controlled by this Corporation, and shares of the Corporation's own stock held by this Corporation in a fiduciary capacity shall not be counted as outstanding for the purpose of any quorum.

Section 12. PROXIES.

At any meeting of Shareholders or any adjournment thereof, any Shareholder of record having the right and entitled to vote thereat may be represented and vote by a proxy appointed by an instrument, in writing, including a telegram, cablegram, photographic, photostatic or equivalent reproduction of an instrument, signed by the Shareholder or his attorney-in-fact. Before any such written proxy is voted, it shall be filed with the Secretary. In the event that any such instrument shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one be present, that one, shall have all of the powers conferred by the instrument upon all the persons so designated unless the instrument shall otherwise provide; but if the proxy holders present at a meeting are equally divided as to the right and manner of voting in any particular case, then voting of shares covered by such proxy shall be prorated. Any question as to the validity, sufficiency or effectiveness of any such written instrument purporting to appoint a proxy or proxies, shall be submitted to the Shareholders present or represented at said meeting, and the vote of the holders of a majority of the stock entitled to vote thereat shall be conclusive upon all such questions. No such written instrument dated more than eleven months before the date fixed for the meeting or meetings at which it is offered, shall be accepted or effectual to permit the proxy therein named to vote at such meeting or any adjournment thereof, unless such instrument, on its face, shall name a longer period of time for which it is to remain in force. If the appointment instrument expressly provides, any proxy holder may appoint, in writing, a substitute to act in his place.

                            ARTICLE III

                             DIRECTORS

Section 1. FUNCTION.

The business of this Corporation shall be managed and its corporate powers exercised by the Board of Directors.

Section 2. NUMBER.

The Board of Directors shall consist of one member. The provisions of this Section relating to the number of Directors constituting the Board of Directors maybe amended, changed or altered.


Section 3. QUALIFICATION.

All of the members of the Board of Directors shall be natural persons at least 18 years of age. It shall not be necessary that a Director be a Shareholder of the Corporation.

Section 4. ELECTION AND TERM.

The Directors shall be chosen at the Annual Meeting of the Shareholders by a plurality of the votes cast at such election. The term of office of such Directors shall be for one year, from the date of the Annual Meeting of Shareholders at which elected until the date of the next succeeding Annual Meeting of the Shareholders and such Directors shall hold office until the election and qualification of their successors. The Board of Directors may elect by a vote of a majority of its members, and from its own number, a Chairman of the Board, to preside at its meetings.

Section 5. VACANCIES.

Any vacancy in the Board of Directors, or committee of the Board of Directors of the Corporation, caused by an increase in the number of the Directors or number of Directors serving on a committee, or by death, resignation, disqualification or other cause, may be filled by the remaining Director or Directors in office, although less than a quorum, by the affirmative vote of a majority thereof, and the person so chosen to fill any such vacancy shall hold office until the next Annual meeting of the Shareholders, and until his successor shall have been elected and shall have been qualified.

Section 6. REMOVAL.

Any Director shall be subject to removal with or without cause at any time by vote of a majority of the stock represented and having the right and entitled to vote at any duly convened meeting of Shareholders at which a quorum is present.

Section 7. ANNUAL AND REGULAR MEETINGS.

Immediately after the Annual meeting of the Shareholders, there shall be held the Annual meeting of the Board of Directors to elect Officers of the Corporation for the ensuing year, and to transact other business brought before the meeting. Regular meetings of the Board of Directors shall be those held at specified intervals during the year. Regular meetings, if held, shall be held on such stated date, time and place, as the Directors shall direct, or in the absence of such Directors, on such stated date, time and place as may be directed by the Chairman of the Board of Directors, the Chief Executive Officer if one has been named, and if not, then by the President. In case the day appointed for a regular meeting falls upon a legal holiday, such meeting shall be held on the -next succeeding business day, at the same time and place.

Section 8. SPECIAL MEETINGS.

Special meetings of the Board of Directors may be called at any time by the Chief Executive Officer, if one has been named and if not, then by the President, Chairman of the Board of Directors or by a majority of the Directors.

Section 9. PLACE OF MEETING.

Any meeting of the Board of Directors may be held either within or without the State of Florida. Unless otherwise directed by the Board of Directors, the Annual meeting of the Board of Directors shall be held at the principal offices of the Corporation in the State of Florida. Regular and Special Meetings of the Board of Directors shall be held at said principal. offices of the Corporation in the State of Florida, or at such other place as may be appointed by the vote or written consent of a majority of the Directors, or in the absence of such vote or written consent, at such place as may be appointed by the Officers or Directors calling such meeting.

Section 10. OMISSION OF MEETING.

If the Annual meeting of the Board of Directors be not held as herein provided on the date herein specified, the election of Officers may be held at any meeting held thereafter pursuant to these Bylaws.


Section 11. ADJOURNMENTS.

Any meeting of the Board of Directors at which a quorum is present, may be adjourned from day to day or from time to time, or place to place by a vote of a majority of the Directors present and voting at such meeting. In case there be no quorum present on the day fixed for any meeting of the Board of Directors, by vote of a majority of the Directors present and voting at such meeting, the same may be adjourned from time to time and place to place until a quorum be obtained, or may be adjourned sine die. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. It shall not be necessary to give notice of the date, time and place of an adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which the adjournment is taken. If no such announcement is made at the meeting then notice shall be required.

Section 12. QUORUMS.

The presence of a majority of all the Directors shall be necessary at any meeting of the Board of Directors to constitute a quorum to transact business. The act of a majority of the Directors present and voting at a meeting when a quorum is present shall be the act of the Board of Directors.

Section 13. NOTICE OF MEETINGS.

Notice of the time, date and place of a Special Meeting of the

Board of Directors, in writing, shall be given to each Director by the Chairman of the Board of Directors, or, Secretary or by the Assistant Secretary or by the Chief Executive Officer, President or any Vice President of all the meetings of the Board of Directors. Said Notice may be given by telegraphic message, or by leaving such written notice in an envelope addressed to him or her at his or her residence or place of business, or such notice may be given by mailing the same to such Director at his or her address as shown on the records of the Corporation, and such notice, if served on such Director as herein provided other than by mail, must be served at least two days before the time appointed for the meeting. Such notice shall state the date, time, place and purpose(s) of the meeting; provided, regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of such meetings.

Section 14. WAIVER OF NOTICE AND VALIDATION.

By written consent of any Director, either before at or after such meeting, the minimum time required for giving notice of such meeting, or any other matter required to be contained in any written notice of a meeting, may be waived as to such Director. Any Director may waive notice of any meeting either before, at or after such meeting. Attendance of a director at a meeting shall constitute a wavier of notice of such meeting and a waiver of any and all objections to the place, time and date of such meeting or the manner in which it was called or convened, except when a Director states, at the beginning of the meeting or promptly upon arrival at the meeting any objection to the transaction of business because the meeting is not lawfully called or convened.

Section 15. EXECUTIVE COMMITTEE.

The Board of Directors shall have the power, by resolution adopted by a majority of all the Directors of the Corporation, to designate from among its members an executive committee, which committee may have and may exercise all of the powers of the Board of Directors, except such committee shall not have the powers to approve or recommend to Shareholders actions or proposals required by law to be approved by Shareholders; fill vacancies on the Board of Directors or any committee thereof; adopt, amend or repeal the Bylaws; authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; authorize or approve the issuance or sale or contract for the sale of shares; or, determine the designation and relative rights, preferences and limitations of a voting group except the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors; unless powers of the executive committee are expressly limited by resolution adopted by the Board of Directors. The executive committee shall keep regular minutes of all business transacted by it, and of all actions taken in connection with the affairs of the Corporation, and said business and actions shall be subject to revision, election, and approval by the Board of Directors of the Corporation; provided, that the Board of Directors shall have no power to revise, alter or disapprove any lawful action of the executive committee to the prejudice of third parties.

Section 16. OTHER COMMITTEES.

The Board of Directors may also appoint from among its members such other committees as the Board of Directors may determine, which committees shall in each case consist of no less than two (2) Directors who serve at the pleasure of the Board of Directors, and which committees shall have such powers and duties as shall from time to time be prescribed by the Board of Directors. A majority of the members of any committee may fix its rules of procedure. All action by any committee shall be reported to the Board of Directors at a meeting succeeding such action and shall be subject to revision, alteration, and approval by the Board of Directors; provided that the Board of Directors shall have no power to revise, alter or disapprove any lawful action of any committee to the prejudice of third parties. The Board of Directors, by resolution, may designate one or more directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting of such committee.

Section 17. ACTION TAKEN WITHOUT FORMAL MEETING.

Anything herein to the contrary not withstanding, the Board of Directors or the executive committee, may take any action required or permitted to be taken by them without a meeting if written consent to said action, signed by all of the members of the Board of Directors or executive committee, as the case may be, is filed in the minutes of the proceedings of the Directors or committee prior to the taking of such action.

Section 18. ADVISORY BOARD.

The Board of Directors of this Corporation may appoint individuals who may, but need not be, Directors, officers, or employees of this Corporation to serve as members of an Advisory Board of Directors of one or more operating divisions or subsidiaries of this Corporation and may fix fees or compensation for attendance at meetings of any such Advisory Boards. The members of any such Advisory Board may adopt and from time to time may amend rules and regulations for the conduct of their meetings and shall keep minutes of their meetings which minutes shall be submitted to the Board of Directors of this Corporation. The term of office of any member of the Advisory Board of Directors shall be at the pleasure of the Board of Directors of this Corporation and shall expire the day of the next succeeding Annual Meeting of the Shareholders of this Corporation. The function of any such Advisory Board of Directors shall be to advise the Board of Directors with respect to the affairs of the operating divisions and subsidiaries of this Corporation to which it is appointed.

Section 19. TITLES.

The Board of Directors of this Corporation may from time to time confer on the employees of this Corporation, including employees of operating divisions and subsidiaries of this Corporation, or discontinue, the title of Chief Executive Officer, President, Chief Operating Officer, Vice President, Secretary, Chief Financial
Officer, Treasurer and any other titles deemed appropriate. The designation of any such official titles for employees so assigned shall not be permitted to conflict in any way with any executive or administrative authority established from time to time by this Corporation. Any employee so designated as an officer of an operating division or subsidiary shall have authority, responsibilities, and duties with respect to his operating division or subsidiary correspond-ing to those normally vested in the comparable officer of this Corpora-tion by these Bylaws, subject to such limitations as may be imposed by the Board of Directors of this Corporation.

Section 20. COMPENSATION OF DIRECTORS.

The Board of Directors shall fix the compensation of the members of the Board of Directors.

                            ARTICLE IV

                             OFFICERS

Section 1. OFFICERS, ELECTION AND TERMS OF OFFICE.

The principal Officers of the Corporation shall be a President, a Secretary and a Treasurer, and from time to time, the Board of Directors may elect a Chief Executive Officer, Chief Operating Officer, one or more Vice Presidents, Chief Financial Officer and such Assistant Secretaries, Assistant Treasurers and such other officer, agents and employees as it may deem proper. One person may hold more than one office in the Corporation. All of said officers shall be chosen annually by the Board of Directors at the Annual Meeting thereof by a majority of the votes cast and shall hold their respective offices from the date of the Annual Meeting of the Board of Directors at which elected until the date of the next succeeding Annual Meeting of the Board of Directors and such officers shall hold their respective offices until their respective successors are chosen and qualified in their stead. In its discretion, the Board of Directors may delegate to the Chief Executive Officer or President the power to appoint one or more officers or assistant officers and may leave unfilled for any period of time any office of the Corporation. The Board of Directors shall have the power to create and to fill by appointment, for such term as they may see fit, such additional Assistant Secretaries, Assistant Treasurers and other officers as it may see fit, and to prescribe such duties for them to perform as may be deemed necessary. The Board of Directors may also appoint or authorize the appointment of such agents and factors and prescribe or authorize the prescribing of such duties for them to perform as to the Board may deem advisable.

Section 2. REMOVAL.

The Chief Executive Officer, President, any Vice President, the Secretary and the Treasurer, and all other officers and agents of the Corporation shall be subject to removal at any time, with or without cause, by the affirmative vote of a majority of the Directors present at any duly convened meeting of the Board of Directors at which a quorum is present. All officers, agents and employees, other than those elected or appointed by the Board of Directors, shall hold office at the discretion of the committee or the officer appointing them. Any officer or assistant officer, if appointed by another officer, may be removed, at any time, with or without cause, by the appointing officer.

Section 3. VACANCIES.

Any vacancy occurring in the office of the Chief Executive Officer, President, any Vice President, the Secretary or the Treasurer of the Corporation shall be filled by the Board of Directors for the remainder of the year and until their successors are duly elected and qualified.

Section 4. CHIEF EXECUTIVE OFFICER.

The Board of Directors may create the office known as Chief Executive Officer. The Chief Executive Officer shall be the highest ranking officer of the Corporation and shall have the powers of the President as set out in these Bylaws, and such other powers and duties as established from time to time by the Board of Directors and/or as provided by Law. In the event that the Board of Directors of this Corporation shall create the office of -Chief Executive Officer, then the President shall be the Chief Operating Officer of the Corporation and shall have the powers and perform such duties as may be delegated to him by the Board of Directors or in the absence of such action by the Board, then by the Chief Executive Officer. In case of the death, absence or inability of the Chief Executive Officer to act, except as may be expressly limited by action of the Board of Directors, and unless and until the Board of Directors has appointed a new Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer following such death of the Chief Executive Officer or during the absence or inability of the Chief Executive Officer to act.

Section 5. PRESIDENT.

Unless the Board of Director's create the office of Chief Executive

Officer, the President shall be the Chief Executive Officer of the Corporation subject to the directions of and limitations imposed by the Board of Directors, and shall perform all the duties and have all the power usually pertaining and attributed by law or otherwise to the office of the President of the Corporation except as may be expressly limited by the Board of Directors. The President shall coordinate and supervise the activities of all other officers of the Corporation. The President shall from time to time call special meetings of the Board of Directors when he deems it necessary to do so; or, whenever the requisite number of members of the Board of Directors shall request him, in writing, so to do. He shall preside at all meetings of the Shareholders. The President, unless some other person is thereunto expressly authorized by resolution of the Board of Directors, shall sign all certificates of stock, execute all contracts, deeds, notes, mortgages, bonds and other instruments and papers in the name of the Corporation and on its behalf, subject, however, to the control when exercised of the Board of Directors. He shall, at each Annual Meeting of the Shareholders, present a report of the business and affairs of the Corporation, and shall from time to time, whenever requested, report to the Board all matters within his knowledge which the interest of the Corporation may require be brought to the notice of the Directors. The
President shall have the power to employ and terminate the employment of all such subordinate officers, agents, clerks and other employees not herein provided to be elected by the Board, as he may find necessary to transact the business of the Corporation, and shall have the right to fix the compensation thereof.

Section 6. VICE PRESIDENTS.

The Vice Presidents shall have the powers and perform such duties as may be delegated to them respectively, by the Board of Directors or in the absence of such action by the Board, then by the President. In case of the death, absence or inability of the President to act, except as may be expressly limited by action of the Board of Directors, and unless and until the Board of Directors has appointed a President Pro Tempore, any Vice President may, and any one of them expressly designated by the Board of Directors shall perform the duties and exercise the powers of the President following such death of the President or during the absence or inability of the President to act; and, concurrently with the President, shall at all times have the power to sign all certificates of stock, execute all contracts, deeds, notes, mortgages, bonds and other instruments and documents in the name of the Corporation "on its behalf which the President is authorized to do, but subject to the control and authority at all times of the Board of Directors.

Section 7. PRESIDENT PRO TEMPORE.

In case of the death, absence or inability of the President to take action, the Board of Directors, in its discretion, may appoint a President Pro Tempore who shall exercise the powers and duties of the President until the return of the President or until the President is again able to act, or until a successor to the President has been duly elected.

Section 8. SECRETARY

The Secretary shall keep the Minutes of all meetings of the Shareholders and the Board of Directors in a book or books to be kept for such purposes and, also, when so requested, the Minutes of all meetings of committees in a book or books to be kept for such purposes. He shall attend to giving and serving of all notices, and he shall have charge of all books and papers of the Corporation, except those hereinafter directed to be in the charge of the Treasurer, or except as otherwise expressly directed by the Board of Directors. He shall keep the stock certificate book or books.
The Secretary shall be the custodian of the seal of the Corporation.
The Secretary shall sign with the President, or with a Vice President, all certificates of stock as the Secretary of this Corporation and as such Secretary, affix or cause to be affixed thereto the seal of the Corporation. The Secretary may sign as Secretary of the Corporation, with the President, or with a Vice President, in the name of the Corporation and on its behalf, all contracts, deeds, mortgages, bonds, notes and other papers, instruments and documents, except as otherwise expressly provided by the Board of Directors, and as such Secretary shall affix the seal of the Corporation thereto. Under the direction of the Board of Directors or the President, the Secretary shall perform such other duties as may be prescribed by the Board of Directors or the President.

Section 9. ASSISTANT SECRETARY.

The Assistant Secretary shall have such powers and perform such duties as may be delegated to him by the Board of Directors or the President and, in case of the death, absence or inability of the Secretary to act, whether temporary or not, he may exercise the powers and duties of the Secretary. The Assistant Secretary may, together with the President or with a Vice President, sign certificates of stock, contracts and other instruments and documents involving the carrying on of the business of the Corporation which the Secretary is authorized to sign, which power shall be concurrent with the power of the Secretary.

Section 10. TREASURER.

The Treasurer shall have the custody of all the funds and securities of the Corporation, except as may be otherwise provided by the Board of Directors, and he shall make such disposition of the funds and other assets of the Corporation as he may be directed by the Board of Directors. He shall keep or cause to be kept a record of all money received and paid out, and all vouchers and receipts given therefor, and all other financial transactions of this Corporation. He shall have general charge of all financial books, vouchers and papers belonging to the Corporation or pertaining to its business. He shall render an account of the Corporation's funds at each Annual Meeting of the Board of Directors and at such other meetings as may be requested, and he shall make an Annual statement of the finances of this Corporation. If at any time there is a person designated as Comptroller of the Corporation, the Treasurer may delegate to such Comptroller such duties and powers as to the Treasurer may deem proper. The Treasurer shall perform such other duties as are usually incident by law or otherwise to the office of the Treasurer, and as he may be directed or required by the Board of Directors or the President.

Section 11. ASSISTANT TREASURER.

The Assistant Treasurer shall have such powers and shall perform such duties as may be delegated to him by the Board of Directors or the President or the Treasurer; and in case of the death, absence or inability of the Treasurer to act, he may exercise the powers and duties of the Treasurer.

Section 12. SUBORDINATE OFFICERS.

In all cases where the duties of subordinate officers and the duties of agents or employees of the Corporation are not specifically prescribed by the Bylaws or resolution of the Board of Directors, such officers, agents and employees shall obey the orders and instructions of the President. The President may, with or without the consent of the Board of Directors, suspend or remove any subordinate officer, agent or clerk or other servant of the Corporation who has not been elected to such office by the Board of Directors.

                             ARTICLE V

                     FUNDS OF THE CORPORATION

Section 1. DEPOSIT.

All monies of the Corporation or under its charge deposited in any bank or other place of deposit shall be deposited to the credit of the Corporation in its corporate name, unless otherwise expressly directed by the Board of Directors.

Section 2. EVIDENCE OF INDEBTEDNESS.

All bonds, notes, mortgages and other evidence's of indebtedness of the Corporation shall be signed by the President, or by a Vice President or by the President Pro Tempore, in case such has been appointed and all such instruments signed by other than the President shall also be attested by the Secretary or the Assistant Secretary, and no such instrument shall be valid or binding without being so signed.

Section 3. CHECKS.

All checks or warrants drawn upon funds of the Corporation shall be in such form and signed and countersigned as the Board of Directors may by resolution direct.

                            ARTICLE VI

                               SEAL

The seal of this Corporation shall be circular and shall have inscribed thereon the name of the Corporation and such other words and figures and in such design as may be prescribed by the Board of Directors, and may be facsimile, engraved, printed or an impression, or other type seal.

                            ARTICLE VII

                               STOCK

Section 1. AUTHORIZED ISSUANCE.

This Corporation may issue the shares of stock authorized by its Articles of Incorporation and none other.

Section 2. CERTIFICATES OF STOCK.

Certificates of stock shall be numbered and registered in the order in which they are issued. They shall be signed by the President or Vice President, and by the Secretary or Assistant Secretary, and the seal of the Corporation shall be affixed thereto. All stock certificates shall be bound in a book, and shall be issued in consecutive order therefrom, and on the margin of the stub of each certificate shall be entered in the name of the person to whom such certificate is issued, the number of shares issued, and the date thereof.

Section 3. ISSUANCE OF STOCK.

The stock of the Corporation may be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, promises to perform services evidenced by a written contract or other securities of the Corporation.

Section 4. LIEN ON STOCK.

The Corporation shall have a first lien on all of the shares of its capital stock at any time issued and outstanding and upon all distributions declared on the same for any indebtedness of- the respective Shareholders to the Corporation. Any stock certificate issued by the Corporation shall have inscribed on the reverse side thereof the following notation, viz:

"This stock certificate is issued subject to a lien held by the Corporation issuing the same for any indebtedness owed by the owner of the stock evidenced hereby to the Corporation. "

Section 5. FORM OF STOCK CERTIFICATE.

It shall not be necessary to set forth in any stock certificate the provisions of the Certificate of Incorporation showing the class or classes of stock authorized to be issued and the distinguishing characteristics thereof, nor the provisions of any Bylaws, nor of any Agreement adopted by the Corporation, restricting the transfer of shares of stock. Those provisions may either (a) be summarized on the face or back of the certificate, or (b) be incorporated by reference made on the face or back of the certificate, the reference stating that a copy of the provisions, certified by an officer of the Corporation, will be furnished by the Corporation or its transfer agent, without costs, to and upon request of the certificate holder, or party directly in interest.

Section 6. TRANSFER.

(a) Transfers of stock shall be made only on the books of the Corporation by the holder, in person, or by an attorney-in-fact under a power of attorney duly executed by such Shareholder and filed with the Secretary with written direction for the transfer, upon surrender of the original certificate for such shares and upon the payment of all indebtedness by such Shareholder to the Corporation, and the possession of a Certificate of Stock (as between the holder and the Corporation) shall not be regarded as evidence of ownership of the same in any person other than the registered owner until the transfer thereof is duly made on the books of the Corporation. No transfer of stock shall be valid against this Corporation until it shall have been effected and registered upon the Corporation's books in the manner herein provided.

(b) On the transfer of any shares, each certificate shall be receipted for and such receipt shall be attached to the margin or stub of such certificate in the certificate book. When such certificate is delivered by the Corporation by registered mail or certified mail, the return receipt of such registered or certified mail shall be sufficient as the receipt herein provided for. All certificates exchanged or surrendered to the corporation shall be cancelled by the Secretary or Assistant Secretary and affixed in their original places in the certificate book, and no new certificates shall be issued until the certificates for which it is exchanged have been cancelled and returned to their original place in said book, except as provided in Section 7, of this Article pertaining to lost or destroyed certificates.

(c) If any holder of any stock of the Corporation shall have entered into an agreement with any other holder of any stock of the Corporation or with the Corporation, or both, relating to a sale or sales or transfer of any shares of stock of the Corporation, or wherein or whereby any restriction or condition is imposed or placed upon or in connection with the sale or transfer of any shares of stock of the Corporation, and if a duly executed or certified copy thereof shall have been filed with the Secretary of the Corporation, none of the shares of stock covered by such agreement or to which it relates, of any such contracting Shareholder, shall be transferred upon the books of the Corporation until there has been filed with the Secretary of the Corporation, a certificate of compliance with such agreement, and any evidence, of any kind or quality, of compliance with the terms of such agreement which the Secretary deems satisfactory or sufficient shall be conclusive upon all parties interested; provided, however, that neither the Corporation nor any Director, officer, employee or transfer agent thereof shall be liable for transferring or effecting or permitting the transfer of any such shares of stock contrary to or inconsistent with the terms of any such agreement, in the absence of proof of willful disregard thereof or fraud, bad faith or gross negligence on the part of the party to be charged; provided, further that the Certificate of the Secretary, under the seal of the Corporation, bearing the date of its issuance by the Secretary, certifying that such an agreement is or is not on file with the Secretary, shall be conclusive as to such fact so certified for a period of five days from the date of such certificate, with respect to the rights of any innocent purchaser or transferee for value of any such shares without actual notice of the existence of any such restrictive agreement.

Section 7. LOST CERTIFICATES.

Any Shareholder claiming a certificate of stock to be lost or destroyed shall make affidavit or affirmation of the fact and the fact that he is the owner and holder thereof, and give notice of the loss or destruction of same in such manner as the Board of Directors may require, and shall give the Corporation a bond of indemnity in form, amount and with one or more sureties satisfactory to the Board of Directors, which amount shall-be at least double the par value of all the shares of stock represented by such certificate, payable as may be required by the Board of Directors to protect the Corporation and any person injured by the issuance of the new certificate from any liability or expense which it or they may be put to or incur by reason of the original certificate remaining outstanding whereupon the President or Vice President and the Secretary or Assistant Secretary may cause to be issued a new certificate in the same tenor as the one alleged to be lost or destroyed, but always subject to approval of the Board of Directors.

Section 8. STOCK TRANSFER BOOK.

The Corporation shall keep at its office in the State of Florida, or in the office of its transfer agent or registrar wherever located, a book (or books, if more than one kind, class or series of stock is outstanding), to be known as the Stock Transfer Book, containing the names of all Shareholders alphabetically arranged, with the address of every Shareholder, showing the number of shares of each kind, class and/or series of stock held of record by each Shareholder. If the stock book is kept in the offices of the transfer agent, the Corporation shall keep at its office in the State of Florida copies of the stock lists prepared from the stock transfer book and sent to it from time to time by the transfer agent. The stock transfer book or books shall show the current status, but if the transfer agent is located somewhere else, a reasonable time, shall be allowed for transit of mail. The stock transfer books or other records of the Corporation indicating an alphabetical list of the names of all Shareholders entitled to notice of such meeting, arranged by voting group with the address of, and the number, class and series, if any, of the shares held by each, shall be available for inspection by any Shareholder for a period of ten (10) days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the Corporation's principal address, place identified in the meeting notice; or, at the office of the Corporation's transfer agent or registrar. Provided that the shareholder demands in good faith and for a proper purpose; and, describes with reasonable particularity his purpose and the records he desires to inspect and, the records are directly connected to his purpose, a Shareholder, his agent or attorney is entitled, on written demand, to inspect the Shareholder list during regular business hours and at his expense during the period it is available for inspection. The original stock transfer books shall be prima facie evidence as to who are the Shareholders entitled to examine such list or transfer books or to vote at any meeting of Shareholders.

                           ARTICLE VIII

                            FISCAL YEAR

Section 1. DESIGNATION.
The fiscal year of the Corporation shall, by resolution, be determined by the Board of Directors.

                            ARTICLE IX

                       AMENDMENT OF BY-LAWS

Section 1. BY THE DIRECTORS.

These Bylaws may be replaced, altered, amended, added to or modified by a majority vote of the Directors present and voting at any Annual or Regular Meeting of the Board of Directors at which a quorum is present, without notice; or at any Special Meeting of the Board of Directors at which a quorum is present if notice that a proposal would be presented at the Special Meeting for repeal, alternation, amendment, adding to, or modifying the Bylaws is included in the notice of the meeting, unless waived in writing by a majority of the Directors.


                             ARTICLE X

              AMENDMENT TO ARTICLES OF INCORPORATION

The Articles of Incorporation may be amended by a majority vote of the Shareholders of the Corporation present at a special or general meeting of the Shareholders at which a quorum is present, called for such expressed purpose, after proper notice of said meeting has been given to all Shareholders in writing, or without said notice in the event that majority of the Shareholders of the Corporation shall waive said notice in writing. The Articles of Incorporation may be amended by the Board of Directors without Shareholder action to the extent provided by Law.

I HEREBY CERTIFY that the foregoing is a full, true and correct copy of the Bylaws of CONTINENTAL CAPITAL & EQUITY CORPORATION.

/s/John R. Manion
John R. Manion, as President and Secretary

Dated: February 16, 1995

                            EXHIBIT 3.3

                     ARTICLES OF AMENDMENT
                             TO THE
                    ARTICLES OF INCORPORATION

     Pursuant to the provisions of the Florida Corporation Code, the undersigned corporation adopts the following Articles of Amendments to its Articles of Incorporation:

     FIRST: The name of the corporation is:

            CONTINENTAL CAPITAL & EQUITY CORPORATION

     SECOND: The following amendment to the Articles of Incorporation was adopted on June 18, 1998, as prescribed by the Florida Corporation Act, in the manner marked with an X below:

           X Such amendment was adopted by a unanimous vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

               The corporation shall be authorized to issue
               50,000,000 common shares @ $.01 per share.

      THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

      None.

     FOURTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

      None.

                         CONTINENTAL CAPITAL & EQUITY CORPORATION

                         By:/s/John R. Manion
                              President

                         and/s/Dodi B. Zirkle
                              Secretary/Treasurer
STATE OF FLORIDA    )
                    ) SS.
COUNTY OF SEMINOLE  )

     The foregoing Articles of Amendment to the Articles of Incorporation was acknowledged before me by John R. Manion as President and Dodi B. Zirkle as Secretary/Treasurer of CONTINENTAL CAPITAL & EQUITY CORPORATION, a Florida corporation, this 18th day of June, 1998.

     My Commission expires:        /s/Wendy A. Vogt
          6/10/2000                Notary Public
                                   Longwood, Fl
                                   Seminole County

                          EXHIBIT 5.1

                       Michael A. Littman
                        Attorney at Law
                    10200 W. 44th Ave., #400
                     Wheat Ridge, CO  80033
              (303) 422-8127  Fax: (303) 422-7796


                         June 26, 1998


Continental Capital & Equity Corporation
195 Wekiva Springs Road, Suite #200
Longwood, FL  32779

Re:  SB-2 Registration Statement for common shares of Continental
     Capital & Equity Corporation

Gentlemen:

     At your request, I have examined the form of Registration Statement No., ______________ which you are filing with the Securities and Exchange Commission, on Form SB-2 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 2 million shares of your Common Stock (the "Stock") issuable pursuant to the 1998 Registration Statement file No. ___________ when effective.

     In rendering the following opinion, I have examined and relied only upon the documents, and certificates of officers and director of the Company as are specifically described below. In my examination, I have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to me as originals, and the conformity with the original documents of all documents submitted to me as copies. My examination was limited to the following documents and not others:

     1. Certificate of Incorporation of the Company, as amended to date;

     2.   Bylaws of the Company, as amended to date;

     3. Certified Resolutions adopted by the Board of Directors of the Company authorizing the Plan and the issuance of the Stock.

     4.   The Registration Statement.

     I have not undertaken, nor do I intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy of accuracy of such documents and records.

     Based on the foregoing, it is my opinion that the Stock to be issued under the Registration Statement, subject to effectiveness of the Registration Statement and compliance with applicable blue sky laws, when issued, will by duly and validly authorized, fully paid and non-assessable.

     I express no opinion as to compliance with the securities or "blue sky" laws of any state in which the Stock is proposed to be offered and sold or as to the effect, if any, which noncompliance with such laws might have on the validity of issuance of the Stock.

     I consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purpose of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the Stock described in the Registration Statement in connection with the offering described therein. Other than as provided in the preceding sentence, this opinion (i) is addressed solely to you, (ii) may not be relied upon by any other party, (iii) covers only matters of Florida and federal law and nothing in this opinion shall be deemed to imply any opinion related to the laws of any other jurisdiction,
(iv) may not be quoted or reproduced or delivered by you to any other person, and (v) may not be relied upon for any other purpose whatsoever. Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

     By giving you this opinion and consent, I do not admit that I am a expert with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in
Section 11 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

     The information set forth herein is as of the date of this letter. I disclaim any undertaking to advise you of changes which may be brought to my attention after the effective date of the Registration Statement.


                                   Sincerely,
                                   /s/ Michael A. Littman
                                   Michael A. Littman

                           EXHIBIT 10.4

                    To be filed by Amendment

                          EXHIBIT 24.1

                       Michael A. Littman
                        Attorney at Law
                    10200 W. 44th Ave., #400
                     Wheat Ridge, CO  80033
                (303) 422-8127  Fax: (303) 422-7796


                              CONSENT


     I hereby consent to the use in the Form SB-2 of Continental
Capital & Equity Corporation under the Securities Act of 1933, of my opinion letter dated June 26, 1998.


                                        /s/ Michael A. Littman
                                        Michael A. Littman
                                        Attorney at Law
                                        June 26, 1998

                          EXHIBIT 24.2

                 CONSENT OF INDEPENDENT AUDITORS


             CONTINENTAL CAPITAL & EQUITY CORPORATION

    We consent to the reference of our firm under the caption "Experts" and the use of our report dated March 4, 1998, except for Notes 8 and 9, as to which the date is June 22, 1998, with respect to the December 31, 1997 and December 31, 1996 financial statements of Continental Capital & Equity Corporation included in the Registration Statement (Form SB-2).



                              Moore Stephens Lovelace, P.A.

                            EXHIBIT  24.3

                         ESCROW AGREEMENT

     AGREEMENT made this _____ day of _______________, 19__, by and among Continental Capital & Equity Corporation, a Florida corporation, with its principal offices at 195 Wekiva Springs Road, #200, Longwood, Florida 32779 (the "Corporation"), and AmSouth Bank of Orlando, Florida (the "Escrow Agent").

                            WITNESSETH:

     WHEREAS, the Escrow Agent has been advised that the Company is organized under the laws of the State of Florida and

     WHEREAS, the Escrow Agent has been advised that the Company is authorized to issue 50,000,000 shares of Common Stock, having no par value; and

     WHEREAS, the Escrow Agent has been advised that the Company has filed with the Securities and Exchange commission (the "SEC") a registration statement on Form SB-2 (the "Registration Statement") pursuant to the General Rules and Regulations under the Securities Act of 1933, as amended (the "Act"), covering a proposed public offering (the "Offering") of 2,000,000 shares of the Company's securities at an offering price of $7.00 per share.

     WHEREAS, the Escrow Agent has been advised that the Company proposes to offer the shares and warrants (hereinafter
"securities"), through agents who are NASD Broker/Dealers, for sale to the public on a "best efforts, 2,000,000 shares all or none:
basis; and

     WHEREAS, in compliance with Rule 240.15c2-4 of the General
Rules and Regulations under the Securities Exchange Act of 1934, as amended, the Company and the Underwriter propose to establish an escrow account with the Escrow Agent; and

     WHEREAS, the Escrow Agent is willing to establish an escrow account on the terms and subject to the conditions hereinafter set forth;

    NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained the parties hereby agree as follows:

    1. Establishment of Escrow Account. Prior to the date on which the Registration Statement is declared effective (the "Effective Date") by the SEC, or as soon as practicable thereafter, the parties hereto shall establish, and by execution of this Agreement hereby agree to establish, a non-interest bearing escrow account with a designated branch of the Escrow Agent, which escrow account shall be entitled, AmSouth Bank, as Escrow Agent for Subscribers to Continental Capital & Equity Corporation." (the "Escrow Agent").

    2. Deposits into the Escrow Account. The Agents promptly shall deposit all monies received from prospective purchasers of the securities (the "Fund") in the Escrow Account. Such deposits, properly made payable to the order of "AmSouth Bank", as Escrow Agent shall be delivered to the Escrow Agent before 12:00 P.M. on the next business day following receipt by the Agents of payments by subscribers for the securities. Simultaneously with each such deposit, the Agents shall inform the Escrow Agent, by confirmation slip or other writing, of the name and address of each prospective purchaser and of the number of securities subscribed for by such purchaser. In this regard, the Escrow Agent shall have the right to rely fully on the confirmation slips or other writings so furnished by the Agents. Promptly after the SEC shall declare the Registration Statement effective, the Corporation shall advise the Escrow Agent in writing of the Effective Date.

     3.  Disbursements from the Escrow Account.

     (a) In the event that the Escrow Agent does not receive $14,000,000 (which represents the proceeds from the sale of 2,000,000 shares from the Agents for deposit in the Escrow Account within 90 business days from the Effective Date (which period may be extended for an additional 90 business days by mutual consent of the Company and the Underwriter, upon the furnishing of written notice thereof to the Escrow Agent jointly signed by the Company and the Agents), the Escrow Agent shall refund to each prospective purchaser the amount actually received from such purchaser, without interest thereon or deduction therefrom, and the Escrow Agent shall notify the Agents and the Company of its distribution of the Fund.

     (b) In the event that the Escrow Agent receives the $14,000,000 from the Agents for deposit in the Escrow Account within 90 business days from the Effective Date (which period may be extended for an additional 90 business days pursuant to
     (a) above), the Escrow Agent shall notify the Corporation of such fact in writing within a reasonable time. The Escrow Agent shall hold such monies in escrow, until given instructions in writing by the Company and the Agents as to the disposition of the Fund and such other documents as may be necessary in the opinion of the Escrow Agent.

     (c) Upon the disbursement of the Fund pursuant to either (a) or (b) above, the Escrow Agent will be under no further responsibility with respect to this Agreement. In this regard, it expressly is agreed and understood that in no event shall the aggregate amount of payments made by the Escrow
     Agent exceed the amount of the Fund.

     4. Rights, Duties and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature. It is further agreed that:

     (a) The Escrow Agent shall not be required to enforce any of the terms or conditions of the Agency Agreement or any other agreement between the Agents and the Company, nor shall the Escrow Agent be responsible for the performance by the Agents or the Company of their respective obligations under this Agreement;

     (b) The Escrow Agent shall not be required to accept from the Agents any confirmation slips or other writings issued to prospective purchasers hereunder unless the same are accompanied by cash, checks, drafts or other instruments for the payment of money, nor shall the Escrow Agent be required to keep records of any information on checks, drafts or other instruments received or collected by the Escrow Agent from the Agents except as to the amount of same; however, the Escrow Agent shall notify the Agents within a reasonable time, by wire or otherwise, of any discrepancy between the amount set forth on any such confirmation slip or other writing and the sum, or sums, delivered to the Escrow Agent by the Agents therewith;

     (c) The Escrow Agent shall be under no duty or responsibility to enforce collection of any check, draft or other instrument for the payment of money delivered to it hereunder, but the Escrow Agent, within a reasonable time, shall return to the Agent any check, draft or other instrument received from the Agent which is dishonored, together with the confirmation slip or other writing, if any, which accompanied such check, draft or other instruments;

     (d) The Escrow Agent shall have the right to act in reliance upon any document, instrument or signature believed by it to be genuine and to assume that any person purporting to give any notice or instructions in accordance with this Agreement or in connection with any transaction to which this Agreement relates has been duly authorized to do so. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions;

     (e) In the event that the Escrow Agent shall be uncertain as to its duties or rights, hereunder or shall receive instructions with respect to the Fund which, in its sole opinion, are in conflict with either other instructions received by it or any provision of this Agreement, it shall be entitled to hold the Fund, or a portion thereof, in the Escrow Account pending the resolution of such uncertainly to the Escrow Agent's sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise; or the Escrow Agent, at its option, may deposit the Fund in the registry of a court of competent jurisdiction in a proceeding to which all parties in interest are joined;

     (f) The Escrow Agent shall not be liable for any action taken or omitted hereunder except in the case of its willful misconduct or negligence, nor shall it be liable for the default or misconduct of any employee, agent or attorney appointed to it; and

     (g) The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Fund or any part thereof or to file any financing statement under the Uniform commercial code with respect to the Fund or any part thereof.

     5. Amendment; Resignation. This Agreement and/or the terms of the Offering may be altered or amended only with the written consent of the Corporation, the Agents and the Escrow Agent.
Should the Company and/or the Agents attempt to change the Agreement and/or the terms of the Offering in a manner which, in the Escrow Agent's sole opinion, is undesirable, the Escrow Agent may resign as Escrow Agent upon 5 days written notice to the Company and the Agents. In the case of the Escrow Agent's resignation, its only duty shall be to hold and dispose of the Fund in accordance with the original provisions of this Agreement until a successor Escrow Agent shall be appointed and written notice of the name and address of such successor Escrow Agent shall be given to the Escrow Agent by the Company and the Agent, whereupon the Escrow Agent's only duty shall be to pay over to the successor Escrow Agent the Fund, less any portion thereof previously paid out in accordance with this Agreement.

     6. Warranties. The Company and the Agent warrant to and agree with the Escrow Agent that, unless otherwise expressly set forth in this Agreement:

     (a) No party other than the parties hereto and the prospective purchasers have, or shall have, any lien, claim or security interest in the Fund or any part thereof;

     (b)  As of the date of this Agreement, the Registration
     Statement has ben declared effective by the SEC; and

     (c) No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specially or generally) the Fund or any part thereof.

    7. Fees and Expenses. The Escrow Agent shall be entitled to a fee of $_________________ for services rendered by it as Escrow Agent. The Escrow Agent also shall be reimbursed by the Company and the Agent for any reasonable expenses incurred in connection with this Agreement, including, but not limited to, reasonable counsel fees.

     8.  Indemnification and Contribution.

     (a) The company and the Agents (collectively referred to as the "Indemnitors") jointly and severally agree to indemnify the Escrow Agent and its officers, agents, directors and stockholders (jointly and severally the "Indemnitees") against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the indemnitees, arising out or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the negligence of the Indemnitees. If any person shall assert any claim (whether or not by the institution of any action, suit or other proceeding) against any of the Indemnitees arising out of this Agreement or any transaction to which this Agreement relates, whether or not such claim ultimately is established, the Indemnitors shall pay all costs and expenses of the defense of such claim, including, without limitation, reasonable counsel fees, liability, cost, damage and expense against which the Indemnitees are indemnified hereunder.

     (b) If the indemnification provided for in this Section 8 is applicable, but for any reason is held to be unavailable, the Indemnitors shall contribute such amounts as are just and equitable to pay (or to reimburse the Indemnitees for) the aggregate of any and all losses, liability, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any acts or omissions of the Indemnitors.

     (c) The Escrow Agent shall have a lien upon the Fund to the extent of all losses, liabilities, damages, costs or expenses, including reasonable counsel fees, for which it is to be indemnified hereunder and for all fees due it hereunder. In the event of any claim, action or proceeding against the Indemnities relating to this Agreement or any transaction to which this Agreement relates or if any fee due the Escrow Agent hereunder shall remain unpaid, the Escrow Agent may retain the Fund or any part thereof until the Escrow Agent's lien upon the Fund shall have been determined and satisfied or secured adequately, in the reasonable opinion of the Escrow Agent.

     (d) Any Indemnitee which proposes to assert the right to be indemnified under this Section 8, promptly after receipt of notice of commencement of any action, suit or proceeding against such Indemnitee in respect of which a claim is to be made against the Indemnitors under this Section 8, will notify the Indemnitors of the Commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission to so notify the Indemnitors of any such action, suit or proceeding shall not relieve the Indemnitors from any liability which they may have to any Indemnitee.

     In case such action, suit or proceeding shall be brought against any Indemnitee, the Indemnitors shall be entitled to participate in and, to the extent that they shall wish, to assume the defense thereof, with counsel satisfactory to such Indemnitee, and after notice from the Indemnitors to such Indemnitee of their election to so assume the defense thereof, the Indemnitors shall not be liable to such Indemnitee for any legal or other expenses, other than reasonable costs of investigation subsequently incurred by such Indemnitee, in connection with the defense thereof. The Indemnitee shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (i) the employment of counsel by such Indemnitee has been authorized by the Indemnitors, (ii) the Indemnitee shall have concluded reasonably that there may be a conflict of interest among the Indemnitors and the Indemnitee in the conduct of the defense of such action (in which case the Indemnitors shall not have the right to direct the defense of such action on behalf of the Indemnitee) or (iii) the Indemnitors in fact shall not have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be borne by the Indemnitors.

     9. Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida and shall be binding upon the parties hereto and their respective successors and assigns; provided, assignment rights under this Agreement or with respect to the Fund shall be void as against the Escrow Agent unless:

(a)  written notice thereof shall be given to the Escrow
     Agent, and

     (b) The Escrow Agent shall have consented in writing to such assignment or transfer.

     10. Notices. All notices required to be given in connection with this Agreement shall be sent by registered or certified mail, return receipt requested, and addressed to: the company at 195 Wekiva Springs Road, #200, Longwood, Florida 32779, and the Escrow Agent Attention: Trust Department:
AmSouth Bank, Orlando, Florida.

     11. Severability. If the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of the Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or enforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

    12. Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments, and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

    13. Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.

    14. Captions. All captions are for convenience only and shall not limit or define the test hereof.

     15. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection herewith.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                           AMSOUTH BANK

                         By:____________________________

                         Continental Capital & Equity Corporation

                         By:____________________________

                CONTINENTAL CAPITAL & EQUITY CORPORATION

                   FINANCIAL STATEMENT SCHEDULE INDEX

      For the Three Months Ended March 31, 1998 and 1997 (unaudited)

                                                                Page
                                                                Number

          Balance Sheet                                          F-2

          Statement of Income                                    F-3

          Statement of Cash Flows                                F-4

          Notes to Financial Statements                          F-5

               CONTINENTAL CAPITAL & EQUITY CORPORATION

                     BALANCE SHEET (UNAUDITED)

                          March 31, 1998


                                ASSETS

CURRENT ASSETS

     Cash and cash equivalents                            $1,174,314
     Accounts receivable                                       4,458
     Employee advances                                        37,653
     Due from related party                                  280,000
     Investments                                           2,930,606
          TOTAL CURRENT ASSETS                            $4,427,031

     Furniture and equipment, net                            170,086
     Deposits                                                 25,000
            TOTAL ASSETS                                  $4,622,117


LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES

     Accounts payable                                         $8,945
     Due to related party                                      4,000
     Deferred revenue                                      1,962,847
     Payroll taxes payable                                       345
          TOTAL CURRENT LIABILITIES                       $1,976,137

COMMITMENTS AND CONTINGENCIES

SHAREHOLDER'S EQUITY

     Common stock, $.01 par value; 50,000,000
         shares authorized; 4,000,000 shares issued
           and outstanding (as adjusted for stock split)     $40,000
     Retained earnings                                     2,605,980
          TOTAL SHAREHOLDER'S EQUITY                      $2,645,980

     TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY           $4,622,117

[CAPTION]

              CONTINENTAL CAPITAL & EQUITY CORPORATION

                  STATEMENT OF INCOME (UNAUDITED)

         For the Three Months Ended March 31, 1998 and 1997


                                                            1998      1997
REVENUES AND FEES
     Financial public relations services & fees          $771,681     $938,170
     Consulting services                                  102,131       15,619
     Referral & finder fees                               303,035      106,000
          TOTAL REVENUES AND FEES                       1,176,847    1,059,789


COST OF REVENUES AND FEES
     Internet advertising                                  17,345       31,465
     Pre-press and printing                                23,444       59,709
     Postage and related expenses                          36,188       44,319
     List Services                                          3,567        7,560
     Commissions and fees                                  19,948        2,600
     Consultant advice                                        500        7,500
     Press releases                                         3,470        7,365
     Other                                                  4,947       17,104
           TOTAL COST OF REVENUES AND FEES                109,409      177,622


          INCOME FROM OPERATIONS                       $1,067,438     $882,167

GENERAL AND ADMINISTRATIVE EXPENSES                       509,931      633,358

OTHER INCOME ( EXPENSES)
     Interest income (expense)                              3,346        2,617
     Gain (loss) on investments                           (33,497)      64,442
     Miscellaneous income                                   5,757        7,915
          TOTAL OTHER INCOME ( EXPENSES)                  (24,394)      74,974


                              NET INCOME                 $533,113     $323,783


          BASIC AND DILUTED EARNINGS PER COMMON SHARE       $0.13        $0.08


WEIGHTED AVERAGE NUMBER OF
     COMMON SHARES OUTSTANDING                          4,000,000    4,000,000

                                 F-3


[CAPTION]


          CONTINENTAL CAPITAL & EQUITY CORPORATION

            STATEMENT OF CASH FLOWS (UNAUDITED)

    For the Three Months Ended March 31, 1998 and 1997


                                                           1998      1997

CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                          $533,113     $323,783
     Adjustments to reconcile net income to net
        cash provided by operating activities
           Depreciation                                     9,106        7,122
           Decrease in employee advances                    7,724       13,000
           Increase in due from related party             (30,000)           -
           Increase in investments                     (1,550,489)     (10,588)
           Increase in accounts payable/payroll taxes       9,290       94,977
           Increase in deposits                           (25,000)           -
           Increase in deferred revenue                 1,837,847      150,114
              NET CASH PROVIDED BY OPERATING
                   ACTIVITIES                            $791,591     $578,408

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchases of furniture, equipment, and leasehold
         improvements                                    (147,200)      (1,128)

CASH FLOWS FROM FINANCING ACTIVITIES
     Shareholder distributions                            (44,211)     (27,516)
     INCREASE IN CASH AND CASH
        EQUIVALENTS                                      $600,180     $549,764

CASH AND CASH EQUIVALENTS AT BEGINNING OF
   QUARTER                                                574,134       48,277

CASH AND CASH EQUIVALENTS AT END OF QUARTER            $1,174,314     $598,041

                    F-4

          CONTINENTAL CAPITAL & EQUITY CORPORATION

                NOTES TO FINANCIAL STATEMENTS
                         (UNAUDITED)

          Three Month Ended March 31, 1998 and 1997


Note 1 In the opinion of Continental Capital & Equity Corporation (the Company), the accompanying financial statements contain all ad-justments (consisting of normal recurring adjustments) necessary to present fairly its financial position as of March 31, 1998, and the results of its operations and cash flows for the three month periods ended March 31, 1998 and 1997. The results are not necessarily indicative of the results to be expected for the full fiscal year. The financial statements should be read in conjunction with the financial statement disclosures contained in the Company's annual financial statements for the years ended
           December 31, 1997 and 1996.

                     CONTINENTAL  CAPITAL &
                       EQUITY  CORPORATION

                      FINANCIAL  STATEMENTS

             Years Ended December 31, 1997 and 1996

                         C O N T E N T S
                             ________
                                                          Page
                                                          Number

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS        F-8

FINANCIAL STATEMENTS

 Balance Sheets                                           F-9

 Statements of Income                                     F-10

 Statements of Changes in Shareholder's Equity            F-11

 Statements of Cash Flows                                 F-12

 Notes to Financial Statements                            F-13

     REPORT  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANTS

Board of Directors
Continental Capital & Equity Corporation
Longwood, Florida


We have audited the accompanying balance sheets of Continental Capital & Equity Corporation and as of December 31, 1997 and 1996, and the related statements of income, changes in shareholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of
the Company's  management.   Our responsibility is to express an opinion on
these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Continental Capital & Equity Corporation as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                           Moore Stephens Lovelace, P.A.
Orlando, Florida
March 4, 1998, except for
 Notes 8 and 9, as to which
 the date is June 22, 1998.

[CAPTION]

          CONTINENTAL  CAPITAL  &  EQUITY  CORPORATION

                       BALANCE  SHEETS

                   December 31, 1997 and 1996


                             ASSETS

                                                           1997        1996

CURRENT ASSETS
 Cash and cash equivalents                              $  574,134  $   48,277
 Accounts receivable                                         4,458     133,891
 Employee advances                                          45,377      33,802
 Due from related party                                    250,000           -
 Investments                                             1,380,117   1,344,450

                    TOTAL CURRENT ASSETS                 2,254,086   1,560,420


Furniture and equipment, net                                31,992      39,612

                            TOTAL ASSETS
                                                        $2,286,078  $1,600,032



      LIABILITIES  AND  SHAREHOLDER'S  EQUITY

CURRENT LIABILITIES
 Accounts payable                                       $        -  $  110,364
 Due to related party                                        4,000       4,000
 Deferred revenue                                          125,000     331,466

               TOTAL CURRENT LIABILITIES                   129,000     445,830


COMMITMENTS AND CONTINGENCIES

SHAREHOLDER'S EQUITY
 Common stock, $.01 par value; 50,000,000 shares
   authorized; 4,000,000 shares issued
   and outstanding                                          40,000      40,000
Retained earnings                                        2,117,078   1,114,202

              TOTAL SHAREHOLDER'S EQUITY                 2,157,078   1,154,202

     TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY         $2,286,078  $1,600,032

  The accompanying notes are an integral part of the financial statements.

                        F-9

[CAPTION]

          CONTINENTAL  CAPITAL  &  EQUITY  CORPORATION

                   STATEMENTS  OF  INCOME

             Years Ended December 31, 1997 and 1996


                                                   1997        1996

REVENUES AND FEES
 Financial public relations services and fees     $4,682,223   $4,011,262
 Consulting services                                 736,999      101,900
 Referral and finders fees                           189,500      530,246
                 TOTAL REVENUES AND FEES           5,608,722    4,643,408

COST OF REVENUES AND FEES
 Internet advertising                                287,938       13,145
 Pre-press and printing                              272,424      289,090
 Postage and related expenses                        251,163      366,636
 List services                                       114,169      180,902
 Commissions and fees                                 59,875      125,795
 Consulting                                           35,000      282,800
 Press releases                                       33,199       46,022
 Other                                               171,812      135,446
         TOTAL COST OF REVENUES AND FEES           1,225,580    1,439,836
                  INCOME FROM OPERATIONS           4,383,142    3,203,572

GENERAL AND ADMINISTRATIVE EXPENSES                3,205,119    1,930,554

OTHER INCOME (EXPENSES)
 Interest                                             21,151       14,496
 Gain (loss) on investments                          470,383      (69,637)
 Interest expense                                       (102)      (1,763)
 Miscellaneous income                                 67,982       40,819
           TOTAL OTHER INCOME (EXPENSES)             559,414      (16,085)

                              NET INCOME          $1,737,437   $1,256,933

              BASIC AND DILUTED EARNINGS
                        PER COMMON SHARE          $      .43   $      .31
WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING                          4,000,000    4,000,000

NET INCOME PRIOR TO PRO FORMA ADJUSTMENTS         $1,737,437   $1,256,933

PRO FORMA PROVISION FOR INCOME TAXES                (506,500)    (487,000)

PRO FORMA NET INCOME                              $1,230,937   $  769,933

  The accompanying notes are an integral part of the financial statements.

                       F-10


[CAPTION]

          CONTINENTAL CAPITAL & EQUITY CORPORATION

       STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY

           Years Ended December 31, 1997 and 1996

                                          Common Stock      Retained
                                        Shares     Amount    Earnings     Total


BALANCE AT DECEMBER 31, 1995        4,000,000  $ 40,000  $  403,203  $  443,203

SHAREHOLDER DISTRIBUTIONS                   -         -    (545,934)   (545,934)

NET INCOME                                  -         -   1,256,933   1,256,933

BALANCE AT DECEMBER 31, 1996        4,000,000    40,000   1,114,202   1,154,202

SHAREHOLDER DISTRIBUTIONS                   -         -    (734,561)   (734,561)

NET INCOME                                  -         -   1,737,437   1,737,437

BALANCE AT DECEMBER 31, 1997        4,000,000  $ 40,000  $2,117,078  $2,157,078


  The accompanying notes are an integral part of the financial statements.

                          F-11

[CAPTION]

      CONTINENTAL CAPITAL & EQUITY CORPORATION

               STATEMENTS OF CASH FLOWS

         Years Ended December 31, 1997 and 1996




                                                       1997          1996
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                            $1,737,437    $1,256,933
 Adjustments to reconcile net income to
net cash
     provided by operating activities
   Depreciation                                            28,139        28,486
   Decrease (increase) in accounts receivable             129,433      (133,891)
   Decrease (increase) in employee advances               (11,575)       42,104
   Increase in due from related party                    (250,000)            -
   Increase in investments                                (35,667)     (959,811)
   Increase (decrease) in accounts payable               (110,364)      110,364
   Increase (decrease) in deferred revenue               (206,466)      331,466
   Decrease in due to related party                             -       (69,273)

          NET CASH PROVIDED BY OPERATING ACTIVITIES     1,280,937       606,378


CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of furniture and equipment                     (20,519)      (47,734)


CASH FLOWS FROM FINANCING ACTIVITIES
  Decrease in bank overdraft                                    -       (21,887)
 Shareholder distributions                               (734,561)     (545,934)

   NET CASH USED IN FINANCING ACTIVITIES                 (734,561)     (567,821)


             INCREASE (DECREASE) IN CASH
                    AND CASH EQUIVALENTS                  525,857        (9,177)


CASH AND CASH EQUIVALENTS AT
 BEGINNING OF YEAR                                         48,277        57,454


CASH AND CASH EQUIVALENTS AT
 END OF YEAR                                           $  574,134    $   48,277

  The accompanying notes are an integral part of the financial statements.

                       F-12

          CONTINENTAL CAPITAL & EQUITY CORPORATION

              NOTES TO FINANCIAL STATEMENTS

         Years Ended December 31, 1997 and 1996


NOTE 1 - DESCRIPTION OF BUSINESS

       Continental Capital & Equity Corporation (the Company) was incorporated as an S corporation in the State of Florida in February 1995. The Company provides public relations and direct marketing services primarily to publicly traded companies. These services include publicizing and disseminating information about these companies to potential investors, brokerage houses, analysts, institutions and shareholders. In addition, the Company also offers referral services and investor relations consulting services.

       Prior to the Company's inception, its management offered similar services through a C corporation (the C-Corp) that was originally incorporated under the same name in September 1992. In February 1995, all of the C-Corp operations were shifted to the Company.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

       Credit Risk

       Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of short-term investments. The Company's short-term investments consist primarily of equity securities, many of which are in thinly traded stocks. Accordingly, the ultimate realization of such securities is not assured. In the opinion of management, concentrations of credit risk with respect to its short-term investments is somewhat mitigated due to the Company's diverse holdings and due to the intended short-term nature of the investments.

       Cash and Cash Equivalents

       The Company considers all highly liquid investments purchased with a maturity of three months or less at the time of acquisition to be cash equivalents. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

       Investments

       Investments consist primarily of equity securities that are received in the normal course of business as partial consideration for services performed. Investments are held principally for the purpose of selling them in the near future (within twelve months) and, accordingly, are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings. Investments are originally recorded at the estimated fair market value of the securities received as of the date of receipt. Investments in securities, which are traded on a national securities exchange (or reported on the NASDAQ national market), are stated at the latest reported sales price on the day of the valuation; other securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are stated at the mean between the last reported bid and asked prices, respectively. Securities that are thinly traded or for which market quotations are not readily available are valued at their fair value, as determined by management.

       Unrealized holding gains/(losses) included in gains/(losses) on investments in the accompanying statements of income for the years ended December 31, 1997 and 1996, approximated $57,000 and $(48,000), respectively.

       Furniture and Equipment, net

       Furniture and equipment is stated at cost. For financial reporting purposes, depreciation is provided using the straight-line method over the estimated useful lives of the respective assets, generally, three to seven years. When items are sold, or otherwise disposed of, the related costs and accumulated amortization or depreciation is removed from the accounts and any resulting gains or losses are recognized. Maintenance and repairs are charged to expense when incurred.

       Deferred Revenue

       Deferred revenue represents that portion of client service agreement payments received for which the related services had not been performed as of the end of the reporting period.

       Revenue Recognition

       The Company enters into client service agreements (CSA's) with customers, whereby it provides various forms of financial public relations services, primarily direct mail publication and distribution, for a fee. CSA fees are recognized as of the date of the direct mail shipment. CSA fees are often received in a combination of cash and shares of the client's common stock. These fees are recorded in an amount equal to the cash received/or to be received plus the fair value of the common stock received or, if the fair value of the stock received is not readily determinable, at the agreed upon fair value of the services provided. During the years ended December 31, 1997 and 1996, approximately 52% and 46%, respectively, of the Company's revenues were received in the form of equity securities. Revenues from referral fees and consulting services are recognized when the related services have been performed.

       Earnings Per Share

       Earnings per share (EPS) is computed in accordance with Statement of Financial Accounting Standards (SFAS No.128), "Earnings Per Share," which requires companies to present basic earnings per share and diluted earnings per share. Under SFAS No. 128, basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period (see Note 8). Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock, or resulted in the issuance of common stock that then shared in the earnings of the equity. The computation of diluted EPS does not assume conversion, exercise, or contingent issuance of securities that would have an anti-dilutive effect on earnings per share. The Company did not have any common stock options or other contracts to issue common stock outstanding during the years ended December 31, 1997 or 1996.


NOTE 3 - INCOME TAXES

       The Company elected to be taxed under the provisions of subchapter S of the Internal Revenue Code. The effect of this election is that taxable income or loss of the Company passes through to its shareholder to be included in his individual income tax return. Accordingly, no provision for income taxes has been included in the accompanying financial statements (see Notes 8 and 9).


NOTE 4 - FINANCIAL INSTRUMENTS

       Fair Value of Financial Instruments

       The carrying amounts of cash, cash equivalents, investments and current liabilities approximate fair value because of the short-term maturity of these items.

NOTE 5 - GENERAL AND ADMINISTRATIVE EXPENSES

       General and administrative expenses for the years ended December 31, 1997 and 1996 consists of the following:

                                              1997        1996

       Salaries and related expenses      $  2,569,865 $ 1,447,378
       Office expense                          112,490      49,495
       Travel                                  103,874     136,172
       Legal and accounting                     93,639      19,765
       Rent                                     86,871      60,142
       Telephone                                71,733      51,575
       Insurance                                37,292      26,838
       Depreciation                             28,139      28,486
       Equipment rental                         17,943       8,377
       Education, memberships, subscriptions    16,608       7,723
       Taxes other than income                  15,406      11,814
       Repairs and maintenance                  11,884      17,932
       Advertising                               8,555      44,379
       Other                                    30,820      20,478

         Total general and administrative
         expenses                          $ 3,205,119 $ 1,930,554



NOTE 6 - RELATED-PARTY TRANSACTIONS

       The Company purchases mailing lists or list services from a company related through common ownership. These lists are utilized by the Company in connection with direct mailings related to its Client Service Agreements. List service fees paid to this company during the years ended December 31, 1997 and 1996, approximated $70,000 and $137,000, respectively.

       An entity related to the Company through common ownership assigned two client service agreements to the Company in 1997. These assignments resulted in the transfer of consulting revenues and expenses of $285,000 and $35,000 to the Company, respectively, which are included in operations. The amount due to the Compan from the related party for these assignments was $250,000 at December 31, 1997.


NOTE 7 - COMMITMENTS AND CONTINGENCIES

       The Company leases office space and equipment under various noncancelable operating leases. Approximate minimum future rentals under these noncancelable operating leases as of December 31, 1997, are as follows:

                     Year                 Amount
                     1998                $ 2,000

       Rent expense under these leases in 1997 and 1996 approximated $87,000 and $60,000.

NOTE 8 - SUBSEQUENT EVENTS

       The Company intends to file a Registration Statement on Form SB-2 with the Securities and Exchange Commission in 1998. The Company anticipates registering and offering for sale 2,000,000 shares of its common stock at a proposed offering price of $7.00 per share. As part of its offering, the Company may agree to sell to the selected dealers, for $.001 per warrant, warrants to purchase one share of the Company's common stock at a price of $8.40 per share (120% of proposed offering price). The warrants shall be exercisable for the 18 month period commencing 12 months from the effective date of the offering. The selected dealers will have the option to purchase one warrant for each ten shares of common stock sold in the offering. The Company intends to use the proceeds of its initial public offering primarily to facilitate its growth through acquisitions of similar organizations. The warrants are subject to certain anti-dilutive provisions, as defined in the warrant agreement.

       Prior to the completion of its initial public offering, the Company intends to create an incentive stock and stock option plan(s) for its employees, officers and directors. The Company anticipates reserving 200,000 shares of its common stock for issuance under any such plan(s).

       In April 1998, the Company obtained a $1,000,000 line of credit.
       The line of credit is unsecured, bears interest at the LIBOR rate plus 2.25% and matures April 16, 1999. In June 1998, the Company's board of directors authorized a 784.32-for-one stock split. Shareholder's equity has been restated to give retroactive recognition to the stock split for all periods presented by reclassifying from retained earnings to common stock the par value of the additional shares arising
       from the split.   Also in June 1998, the Company amended its Articles of
       Incorporation to increase the number of shares of common stock
       authorized from 10,000 to 50,000,000.   All references in the
       accompanying financial statements to authorized shares, shares outstanding and per share amounts have been restated.

       Through June 15, 1998, the Company distributed approximately $890,000 to its shareholder primarily to cover the 1997 and estimated first six months of 1998 income taxes generated by the Company's taxable income
       being passed through to the shareholder (see Note 3).   In addition,
       the Company anticipates distributing to its shareholder the undistributed profits of the S corporation prior to the termination of i its S corporation election.

NOTE 9 - PRO FORMA INFORMATION

       Pro Forma Income Taxes

       In conjunction with the completion of its planned initial public offering, the Company will terminate its S corporation election and become subject to corporate income taxes from that date forward.

       The statements of operations for the years ended December 31, 1997 and 1996 include a presentation of the pro forma effect on income taxes as if the Company's income had been subjected to federal and state income taxes as a C corporation.

       Reconciliation of the federal statutory income tax rate of 34% to the effective income tax rate reflected herein is as follows:

                                                                Years Ended
                                                                December 31,
                                                                1997     1996

        Federal income tax at statutory rates                   34.0%    34.0%
        State income taxes                                       5.5      5.5
        Non-deductible expenses and timing differences net     (10.3)     (.8)


        Income tax expense                                      29.2%    38.7%

       At December 31, 1997 and 1996, there were differences between the bases for the Company's assets and liabilities as reported for income tax return purposes and as reported for financial statement purposes. The aggregate bases difference at these dates are not material to the Company (principally, depreciation and unrealized gains and losses).